Free Writing Prospectus
Preliminary Collateral Information

$1,443,265,901
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

WFRBS Commercial Mortgage Trust 2013-C11
as Issuing Entity

RBS Commercial Funding Inc.
as Depositor

Wells Fargo Bank, National Association
The Royal Bank of Scotland
C-III Commercial Mortgage LLC
Liberty Island Group I LLC
Basis Real Estate Capital II, LLC
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2013-C11

January 10, 2013

RBS	Wells Fargo Securities
Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner

FREE WRITING PROSPECTUS DATED JANUARY 10, 2013

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-177891) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-884-2071 (8 a.m. – 5 p.m. EST) or by emailing rbscmbs@rbs.com.

STATEMENT REGARDING CERTAIN ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

RBS is a trade name for the investment banking business of RBS Securities Inc. (“RBSSI”).  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA and SIPC, and Wells Fargo Bank, National Association.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is not permitted.

The certificates to be backed in part by the assets described herein, and such assets, are subject to modification, revision and other changes (due to, among other things, the possibility that the mortgage loans that comprise the pool may become delinquent or defaulted, may be removed or replaced and that similar or different mortgage loans may be added to the pool or may not be funded) at any time prior to issuance or availability of a final prospectus.  Such certificates are being offered on a “when, as and if issued” basis.  Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued with characteristics (including with respect to the underlying assets) that differ from the characteristics described in these materials.  The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates that are actually issued and the transaction having the characteristics described in these materials.  If the underwriters determine that one or more conditions are not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor any underwriter will have any obligation to such prospective investor to deliver any portion of the certificates that such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained in this free writing prospectus is preliminary as of the date hereof, supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.  These materials are subject to change, completion, supplement or amendment from time to time.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 ― Republic Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):				Property Type(4):	Office
Original Principal Balance(1):	$155,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$155,000,000			Location:	Denver, CO
% of Initial Pool Balance:	TBD			Size:	1,302,107 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF(1):	$215.04
Borrower Name:	BOP Republic Plaza I LLC; BOP Republic Plaza II LLC			Year Built/Renovated:	1982/2002
Sponsor:	Brookfield Office Properties Inc.			Title Vesting:	Fee
Mortgage Rate:	4.240%			Property Manager:	Self-managed
Note Date:	November 2, 2012			3rd Most Recent Occupancy (As of):	94.3% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	94.2% (12/31/2010)
Maturity Date:	December 1, 2022			Most Recent Occupancy (As of):	92.1% (12/31/2011)
IO Period:	36 months			Current Occupancy (As of):	94.5% (9/30/2012)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$24,754,363 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$24,258,113 (12/31/2011)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$25,132,202 (TTM 6/30/2012)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues:	$43,855,093
				U/W Expenses:	$16,311,223
Escrows and Reserves:				U/W NOI:	$27,543,870
				U/W NCF:	$25,543,693
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.67x
Taxes	$3,495,886	$499,412	NAP	U/W NCF DSCR(1):	1.55x
Insurance(2)	$0	Springing	NAP	U/W NOI Debt Yield(1):	9.8%
Replacement Reserves	$27,217	$27,217	NAP	U/W NCF Debt Yield(1):	9.1%
Deferred Maintenance(3)	$74,688	$0	NAP	As-Is Appraised Value:	$535,400,000
TI/LC(3)	$0	$140,000	$5,000,000	As-Is Appraisal Valuation Date:	October 8, 2012
Tenants Specific TI/LC Reserve(3)	$2,358,462	$0	NAP	Cut-off Date LTV Ratio(1):	52.3%
Free Rent Reserve(3)	$238,060	$0	NAP	LTV Ratio at Maturity or ARD(1):	45.5%

(1)
The Republic Plaza Loan Combination, totalling $280,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-2 had an original balance of $155,000,000, has an outstanding principal balance as of the Cut-off Date of $155,000,000 and will be contributed to the WFRBS 2013-C11 trust.  Note A-1 had an original balance of $125,000,000 and was contributed to the WFRBS 2012-C10 Trust.  All presented statistical information related to balances per square foot, loan-to-value ratio, debt service coverage ratio and debt yields are based on the Republic Plaza Loan Combination.

(2)
Monthly insurance deposits are not required as long as no event of default has occurred and is continuing, the borrower fails to provide evidence of an acceptable blanket insurance policy and the borrower provides the lender with proof of full payment in a timely manner.

(3)
In lieu of escrow deposits, the Republic Plaza sponsor posted a guaranty for all of the following: outstanding tenant improvements and leasing commissions, monthly tenant improvement and leasing commissions escrow deposits, a deferred maintenance deposit and outstanding free rent.

(4)	The collateral for the Republic Plaza Loan Combination also includes a non-contiguous 12-story parking garage with approximately 1,275 stalls located one block from the Republic Plaza property.

The Mortgage Loan.  The mortgage loan (the “Republic Plaza Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) that are secured by a first mortgage encumbering a 56-story office building and a non-contiguous 12-story parking garage structure located in Denver, Colorado (the “Republic Plaza Property”).  The Republic Plaza Loan Combination was originated on November 2, 2012 by Wells Fargo Bank, National Association.  The Republic Plaza Loan Combination had an original balance of $280,000,000, has a Cut-off Date Balance of $280,000,000 and accrues interest at an interest rate of 4.240% per annum.  The Republic Plaza Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 36 months following origination and thereafter require payments of principal and interest based on a 30-year amortization schedule.  The Republic Plaza Loan Combination matures on December 1, 2022.  The Republic Plaza Loan Combination was bifurcated into two pari passu loan notes (Notes A-1 and A-2).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

Note A-2, which represents the controlling interest in the Republic Plaza Loan Combination and will be contributed to the WFRBS 2013-C11 trust, had an original principal balance of $155,000,000 and has a remaining principal balance as of the Cut-off Date of $155,000,000 (the “Republic Plaza Mortgage Loan”).  Note A-1 had an original principal balance of $125,000,000 and was contributed to the WFRBS 2012-C10 Trust (the “Republic Plaza Companion Loan”).

Following the lockout period, the borrower has the right to defease the Republic Plaza Loan Combination in whole, or in part, on any due date before the scheduled maturity date.  In addition, the Republic Plaza Loan Combination is prepayable without penalty on or after September 1, 2022.

Sources and Uses

Sources			Uses
Original loan combination amount	$280,000,000	100.0%	Loan payoff(1)	$162,714,963	58.1%
			Reserves	3,529,103	1.3
			Closing costs	1,556,156	0.6
			Return of equity	112,199,778	40.0
Total Sources	$280,000,000	100.0%	Total Uses	$280,000,000	100.0%

(1)	The Republic Plaza Property was previously securitized in JPMCC 2004-C2.

The Property.  The Republic Plaza Property is a 56-story class A office building containing approximately 1,302,107 of rentable square feet and a non-contiguous 12-story parking garage (the “Tremont Garage”) located one block southwest of the office property all located in the central business district of Denver, Colorado.  Built in 1982, the Republic Plaza Property is the tallest building in Denver and is situated on a 2.3-acre parcel.  The 12-story parking garage provides approximately 1,275 parking spaces and was also built in 1982.  Parking is also provided by a subterranean parking structure at the office property, which accounts for approximately 206 spaces and a combined parking ratio of 1.1 spaces per 1,000 square feet of rentable area.  The Republic Plaza Property serves as the United States headquarters for Encana Oil & Gas, DCP Midstream, LP and Wheeler Trigg O’Donnell LLP.  Tenancy also includes several wealth management divisions for financial institutions such as: Merrill Lynch, Citigroup, Bank of America, Morgan Stanley and UBS.   As of September 30, 2012, the Republic Plaza Property was 94.5% leased to 58 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

The following table presents certain information relating to the tenancies at the Republic Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Encana Oil & Gas	NR/Baa2/BBB	452,972	34.8%	$20.55	$9,308,575(2)	36.0%	4/30/2019(3)(4)
DCP Midstream, LP	NR/NR/NR	153,983	11.8%	$24.06	$3,704,405	14.3%	5/31/2016(5)(6)
Wheeler Trigg O’Donnell LLP	NR/NR/NR	77,264	5.9%	$20.61	$1,592,420	6.2%	1/31/2023(7)
Venoco, Inc.	NR/NR/NR	47,205	3.6%	$22.85	$1,078,799	4.2%	3/31/2014
Samson Resources	NR/NR/NR	61,932	4.8%	$17.17	$1,063,466	4.1%	3/31/2021(8)
The Gary Williams Company	NR/NR/NR	38,612	3.0%	$20.13	$777,230	3.0%	7/31/2013
Merrill Lynch, Pierce, Fenner	A/Baa2/A-	26,752	2.1%	$24.00	$642,048	2.5%	2/28/2018
Citigroup Global Markets	A/Baa2/A-	29,770	2.3%	$20.03	$596,293(9)	2.3%	6/30/2015(10)
Total Major Tenants		888,490	68.2%	$21.12	$18,763,235	72.6%

Non-Major Tenants		342,507	26.3%	$20.65	$7,072,674	24.4%

Occupied Collateral Total		1,230,997	94.5%	$20.99	$25,835,908	100.0%

Vacant Space		71,110	5.5%

Collateral Total		1,302,107	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the lease term and assuming no surrender of floors described below.  The current in-place rent is $17.50 per square foot, resulting in $7,927,010 of annual base rent.

(3)
On or after February 1, 2013, Encana Oil & Gas (“Encana”) has a one-time right to surrender one or two full floors with 12 months notice provided (i) the tenant is not subleasing more than 20% of their leased square footage; (ii) the surrendered floors are on floor 18 or higher; and (iii) Encana will pay an amount equal to six months of rent for surrendered spaces plus the unamortized cost of the landlord concessions as outlined in the lease agreement.

(4)
If Encana does not renew its lease for 452,927 square feet at a term of no less than five years from the lease expiration date, or replacement lease(s) approved by the lender are not signed prior to June 30, 2017, the Republic Plaza sponsor is required to post an escrow, letter of credit or a guaranty for $18,118,880 less the actual tenant improvements and leasing costs in connection with a replacement lease(s) or a renewed Encana lease.

(5)	10,543 square feet expires on September 14, 2014.
(6)	DCP Midstream, LP may terminate its lease with respect to 10,543 square feet if the tenant renews its lease or expands on the 21st floor.
(7)
Prior to January 31, 2019, the tenant has a one-time right to terminate its lease for one floor (25,221 square feet) of its leased space on either the highest or lowest floor occupied by the tenant. The tenant must provide notice of contraction no later than December 31, 2017. The tenant must also pay a termination fee equal to $48.19 per square foot of the contracted space and all related unamortized tenant improvements and leasing commissions.

(8)
Samson Resources may terminate its lease any time after March 31, 2017 so as long as they are not in default under the terms of their lease and not subleasing more than 50% of their leased square footage.

(9)
The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the lease term.  The current in-place rent is $18.50 per square foot, resulting in $550,745 of annual base rent.

(10)	Citigroup Global Markets has the right to terminate their lease with respect to 5,866 square feet after December 31, 2013.

The following table presents certain information relating to the lease rollover schedule at the Republic Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	11,121	0.9%	11,121	0.9%	$155,694	$14.00
2013	20	62,740	4.8%	73,861	5.7%	$1,338,160	$21.33
2014	13	81,845	6.3%	155,706	12.0%	$1,758,307	$21.48
2015	12	63,465	4.9%	219,171	16.8%	$1,355,588	$21.36
2016	17	173,324	13.3%	392,495	30.1%	$4,121,196	$23.78
2017	6	22,230	1.7%	414,725	31.9%	$452,425	$20.35
2018	11	54,538	4.2%	469,263	36.0%	$1,142,484	$20.95
2019	28	501,315	38.5%	970,578	74.5%	$10,207,506	$20.36
2020	7	38,286	2.9%	1,008,864	77.5%	$881,196	$23.02
2021	13	114,800	8.8%	1,123,664	86.3%	$2,159,058	$18.81
2022	3	4,848	0.4%	1,128,512	86.7%	$117,012	$24.14
2023	5	102,485	7.9%	1,230,997	94.5%	$2,147,282	$20.95
Thereafter	0	0	0.0%	1,230,997	94.5%	$0	$0.00
Vacant	0	71,110	5.5%	1,302,107	100.0%	$0	$0.00
Total/Weighted Average	136	1,302,107	100.0%			$25,835,908	$20.99

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

The following table presents historical occupancy percentages at the Republic Plaza Property:

Historical Occupancy Percentages(1)

12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011
98%	98%	94%	94%	92%

(1)	Information obtained from the borrower rent rolls.

Historical Average Base Rent (PSF)(1)

12/31/2009	12/31/2010	12/31/2011
$18.59	$18.27	$19.09

(1)	Information obtained from borrower operating statements.

Market Overview and Competition.  According to the appraisal, the Republic Plaza Property is located at the northwest corner of 16th Street and Tremont Place in the central business district of Denver, Colorado. The Republic Plaza Property is located approximately 24 miles from Denver International Airport, the fifth busiest airport in the nation, and the second largest in the world by land area.   Access to the Republic Plaza Property is provided by the 16th Street Mall Shuttle and the Denver Regional Transport District bus line as well as Union Station, which is located approximately one mile away from the Republic Plaza Property. Denver’s central location in the country allows it to serve as a major transportation hub of the western United States and the largest employers are in the trade, transportation and utilities industries.  As of year-end 2011, the unemployment rate for the Denver MSA was 8.6%.

According to the appraisal, the Republic Plaza Property is located within the central business district office submarket, and the appraiser identified a competitive set that contains approximately 4.7 million square feet of office space.  The submarket vacancy and market rental rate for the appraiser’s competitive set is approximately 9.9% and $26.11 per square foot on a triple net basis, respectively, as of the second quarter of 2012.

The following table presents certain information relating to comparable office properties for the Republic Plaza Property:

Competitive Set(1)

	Republic Plaza (Subject)	Tabor Center	1801 California Street	Wells Fargo Center	1900 Sixteenth Street	1800 Larimer Street	Seventeenth Street Plaza
Location	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO
Distance from Subject	--	1.3 miles	0.7 miles	0.1 miles	1.4 miles	1.1 miles	1.3 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1982/2002	1985/2000	1982/NAP	1983/NAP	2009/NAP	2010/NAP	1982/NAP
Number of Stories	56	30	52	52	18	22	32
Total GLA	1,302,107 SF	571,722 SF	1,317,046 SF	1,204,089 SF	400,538 SF	495,518 SF	666,653 SF
Total Occupancy	95%	98%	40%	88%	87%	88%	90%

(1)	Information obtained from the appraisal dated October 8, 2012.

The Sponsor.  The sponsor for the Republic Plaza Loan Combination is Brookfield Office Properties Inc. (“BOP”).  BOP is a publically traded REIT (NYSE: BPO) headquartered in Toronto, Ontario and has ownership interests in 108 properties totaling approximately 78.0 million square feet located internationally in the downtown core markets of New York, Washington DC, Houston, Los Angeles, Denver, Toronto, Calgary, Ottawa, Melbourne and Sydney.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 ― Concord Mills

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):				Property Type:	Retail
Original Principal Balance(1):	$125,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$125,000,000			Location:	Concord, NC
% of Initial Pool Balance:	TBD			Size:	1,285,834 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF(1):	$182.76
Borrower Name:	Mall at Concord Mills Limited Partnership			Year Built/Renovated:	1999/NAP
Sponsor:	Simon Property Group, L.P.; Kan Am Group			Title Vesting:	Fee
Mortgage Rate:	3.836%			Property Manager:	Self-managed
Note Date:	October 15, 2012			3rd Most Recent Occupancy (As of):	92.1% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	95.9% (12/31/2010)
Maturity Date:	November 1, 2022			Most Recent Occupancy (As of):	96.6% (12/31/2011)
IO Period:	120 months			Current Occupancy (As of)(3):	98.3% (10/10/2012)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$27,847,975 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$28,885,682 (12/31/2011)
Call Protection:	L(27),D(86),O(7)			Most Recent NOI (As of):	$28,947,661 (TTM 8/31/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$41,169,453
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$11,273,235
				U/W NOI:	$29,896,218
				U/W NCF:	$28,618,726
				U/W NOI DSCR(1):	3.27x
Escrows and Reserves(2):				U/W NCF DSCR(1):	3.13x
				U/W NOI Debt Yield(1):	12.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	12.2%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$435,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	September 24, 2012
Replacement Reserves	$0	Springing	$646,000	Cut-off Date LTV Ratio(1):	54.0%
TI/LC Reserve	$0	Springing	$1,800,000	LTV Ratio at Maturity or ARD(1):	54.0%

(1)
The Concord Mills Loan Combination, totalling $235,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-2 had an original balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and was contributed to the WFRBS 2012-C10 Trust.  Note A-1 had an original balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000 and will be contributed to the WFRBS 2013-C11 Trust.  All presented statistical information related to balances per square foot, loan-to-value, debt service coverage ratios, and debt yields are based on the Concord Mills Loan Combination.

(2)
No monthly tax escrow is required so long as no Lockbox Event (as defined below) has occurred or is continuing under the Concord Mills Loan Combination.  No monthly insurance escrow is required so long as (i) no event of default has occurred or is continuing under the Concord Mills Loan Combination and (ii) the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy.  No monthly replacement reserve or tenant improvement and leasing commissions reserve is required so long as no Lockbox Event has occurred or is continuing.

(3)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending July 31, 2012, the average occupancy, inclusive of these tenants, was 99.4%.

The Mortgage Loan.  The mortgage loan (the “Concord Mills Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Concord, North Carolina (the “Concord Mills Property”). The Concord Mills Loan Combination was originated on October 15, 2012 by The Royal Bank of Scotland. The Concord Mills Loan Combination had an original principal balance of $235,000,000, has an outstanding principal balance as of the Cut-off Date of $235,000,000 and accrues interest at an interest rate of 3.836% per annum.  The Concord Mills Loan Combination had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments through the term of the Concord Mills Loan Combination. The Concord Mills Loan Combination matures on November 1, 2022.

Note A-2 was contributed to the WFRBS 2012-C10 Trust, had an original principal balance of $110,000,000 and has an outstanding principal balance as of the Cut-off Date of $110,000,000 (the “Concord Mills Companion Loan”). Note A-1 had an original principal balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000, will be contributed to the WFRBS 2013-C11 Trust, and represents the controlling interest in the Concord Mills Loan Combination (the “Concord Mills Mortgage Loan”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

Following the lockout period, the borrower will have the right to defease the Concord Mills Loan Combination in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Concord Mills Loan Combination is prepayable without penalty on or after May 1, 2022.

Sources and Uses

Sources			Uses
Original loan combination amount	$235,000,000	100.0%	Loan payoff(1)	$155,524,336	66.2%
			Closing costs	883,389	0.4
			Return of equity	78,592,275	33.4
Total Sources	$235,000,000	100.0%	Total Uses	$235,000,000	100.0%

(1)	The Concord Mills Property was previously securitized in JPMCC 2003-C1.

The Property.  The Concord Mills Property is an approximately 1.3 million square foot single-level, regional mall located across Interstate 85 from the Charlotte Motor Speedway in Concord, North Carolina, approximately 14 miles north of the Charlotte central business district. The Concord Mills Property is anchored by Bass Pro Shops Outdoor, Burlington Coat Factory, AMC Theatres and Dave & Buster’s.  The Concord Mills Property opened in 1999 and as of October 10, 2012, the Concord Mills Property was 98.3% leased by approximately 151 tenants (excluding seasonal and temporary tenants). In-line stores include Saks Fifth Avenue Off 5th, Michael Kors, Polo Ralph Lauren Factory Store, Coach, Tommy Hilfiger, Forever 21, Nike Factory Outlet and more than 145 other retailers and restaurants.  The five largest tenants, Bass Pro Shops Outdoor, Burlington Coat Factory, AMC Theatres, Dave & Buster’s and TJ Maxx & More (representing aggregately 33.0% of net rentable area and 20.6% of base rent), have been at the Concord Mills Property since it was developed in 1999. In aggregate, tenants representing a total of 48.8% of net rentable area have been at the Concord Mills Property since it was developed in 1999.

For the trailing 12-month period ending July 31, 2012, tenants had comparable in-line average sales (tenants occupying less than 10,000 square feet) of $417 per square foot. Occupancy costs for comparable tenants occupying less than 10,000 square feet averaged 11.0% for the trailing 12-month period ending July 31, 2012.

The following table presents certain information relating to the tenancies at the Concord Mills Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants
Bass Pro Shops Outdoor	NR/NR/NR	134,790	10.5%	$9.09	$1,225,000	5.1%	$348	2.7%	9/10/2014(5)
Burlington Coat Factory	NR/B3/B-	100,498	7.8%	$5.50	$552,739	2.3%	$109	6.1%	1/31/2015(6)
Total Anchor Tenants		235,288	18.3%	$7.56	$1,777,739	7.4%

Major Tenants

AMC Theatres	NR/NR/NR	83,732	6.5%	$21.00	$1,758,372	7.3%	(7)	17.8%	9/30/2019
Dave & Buster's	NR/NR/NR	53,077	4.1%	$18.00	$955,386	4.0%	$148	15.8%	8/28/2014
Forever 21	NR/NR/NR	29,367	2.3%	$25.54	$750,000	3.1%	$398	8.4%	6/30/2022
T.J. Maxx & More	NR/A3/A	51,937	4.0%	$9.25	$480,417	2.0%	$227	4.9%	1/31/2015
Bed Bath & Beyond	NR/NR/BBB+	35,515	2.8%	$10.25	$364,029	1.5%	$243	4.8%	1/31/2015
Best Buy	BB+/Baa2/BB+	35,807	2.8%	$9.00	$322,263	1.3%	NAP(8)	NAV	1/31/2021
Total Major Tenants		289,435	22.5%	$16.00	$4,630,467	19.2%

Non-Major Tenants		738,697	57.4%	$23.93	$17,675,703	73.4%

Occupied Collateral(9)		1,263,420	98.3%	$19.06	$24,083,909	100.0%

Vacant Space		22,414	1.7%

Collateral Total		1,285,834	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual Underwritten Base Rent includes contractual rent steps through June 2013.
(3)	Sales and Occupancy Costs are for the trailing 12-month period ending July 31, 2012.
(4)	Occupancy Costs include base rent, reimbursements and percentage rent as applicable.
(5)	Bass Pro Shops Outdoor has seven, five-year extension options remaining.
(6)	Burlington Coat Factory has three, five-year extension options remaining.
(7)	AMC Theatres operates with 24 screens at the Concord Mills Property and had sales per screen of $432,755 for the trailing 12-month period ending July 31, 2012.
(8)	Best Buy is not required to report sales under its lease.
(9)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending July 31, 2012, the average occupancy, inclusive of these tenants, was 99.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

The following table presents certain information relating to the historical sales and occupancy costs at the Concord Mills Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011	TTM 7/31/2012
Bass Pro Shops Outdoor	$333	$330	$347	$348
Burlington Coat Factory	$122	$116	$117	$109
AMC Theatres	(2)	(2)	(2)	(2)
Dave & Buster’s	$147	$139	$139	$148
Forever 21(3)	$565	$565	$691	$398
T.J. Maxx & More	$234	$240	$236	$227
Bed Bath & Beyond	$227	$213	$232	$243
Best Buy(4)	NAV	NAV	NAV	NAV

Total In-line (<10,000 square feet)(5)	$357	$387	$389	$417
Occupancy Costs(5)	12.5%	11.6%	11.8%	11.0%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Sales per screen for AMC Theatres (24 screens) were $381,609, $423,684, $524,930 and $432,755 in 2009, 2010, 2011 and the trailing 12-month period ending July 31, 2012, respectively.
(3)
In 2012, Forever 21 expanded its space from 6,735 square feet (0.5% of net rentable square footage) to 29,367 square feet (2.3% of net rentable square footage). The TTM sales per square foot is based on the larger space, while 2009, 2010 and 2011 sales are based on the smaller space.

(4)	Best Buy is not required to report sales.
(5)	Represents tenants less than 10,000 square feet who were in occupancy since July 31, 2010, the date which is two years before the end of the trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Concord Mills Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	6	11,287	0.9%	11,287	0.9%	$461,889	$40.92
2013	9	30,695	2.4%	41,982	3.3%	$531,534	$17.32
2014	27	311,345	24.2%	353,327	27.5%	$4,968,410	$15.96
2015	21	294,281	22.9%	647,608	50.4%	$4,140,120	$14.07
2016	16	83,196	6.5%	730,804	56.8%	$1,742,723	$20.95
2017	19	75,644	5.9%	806,448	62.7%	$2,208,596	$29.20
2018	6	48,458	3.8%	854,906	66.5%	$1,257,428	$25.95
2019	12	167,501	13.0%	1,022,407	79.5%	$3,534,195	$21.10
2020	9	39,627	3.1%	1,062,034	82.6%	$1,022,813	$25.81
2021	11	95,691	7.4%	1,157,725	90.0%	$1,824,284	$19.06
2022	13	70,735	5.5%	1,228,460	95.5%	$1,976,407	$27.94
2023	2	34,960	2.7%	1,263,420	98.3%	$415,510	$11.89
Thereafter	0	0	0.0%	1,263,420	95.5%	$0	$0.00
Vacant(4)	0	22,414	1.7%	1,285,834	100.0%	$0	$0.00
Total/Weighted Average	151	1,285,834	100.0%			$24,083,909	$19.06

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending July 31, 2012, the average occupancy, inclusive of these tenants, was 99.4%.

The following table presents historical occupancy percentages at the Concord Mills Property:

Historical Occupancy Percentages(1)(2)

12/31/2009	12/31/2010	12/31/2011
92%	96%	97%

(1)	Information obtained from the borrower.
(2)	Historical occupancy is presented exclusive of temporary and seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

Market Overview and Competition.  The Concord Mills Property is located in Concord, North Carolina, approximately 14 miles northeast of the Charlotte central business district. The Concord Mills Property is located in a commercial area approximately two miles west of Charlotte Motor Speedway, and 1.5 miles north of the intersection of Interstate 85 and Interstate 485.

According to the appraisal, population within a 15-mile radius of the Concord Mills Property (the primary trade area) was reported as 828,654 in 2012, representing a 2.7% compounded annual growth rate since 2000. Within the same radius, average household income was recorded as $66,287 in 2012, representing a 1.0% compounded annual growth rate since 2000, which is in line with both the Charlotte central business district and national average household income of $69,255 and $67,303, respectively.

The appraiser estimated triple net market rent for in-line retail suites under 10,000 square feet to be $25.83 per square foot, excluding kiosk, restaurant and jewellery tenants. Additionally, based on an average of comparable properties, the appraiser projected a vacancy rate of four percent based on historical occupancy at the Concord Mills Property and the occupancy levels of competitive properties.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Concord Mills Property:

Competitive Set(1)

	Concord Mills (Subject)	Afton Ridge SC	Shoppes at University Place	Carolina Mall	Northlake Mall
Location	Concord, NC	Concord, NC	Charlotte, NC	Concord, NC	Charlotte, NC
Distance from Subject	––	5.0 miles	6.0 miles	10.0 miles	11.0 miles
Property Type	Regional Mall	Anchored	Anchored	Regional Mall	Regional Mall
Year Built/Renovated	1999/NAP	2006/NAP	1984/2011	1972/1999	2005/NAP
Anchors	Bass Pro Shops Outdoor, Burlington Coat, AMC Theatre, TJ Maxx	Target, Dick’s, Best Buy, Marshall’s	Dick’s, Office Depot, Old Navy, TJ Maxx	Belk, JC Penney, Sears	Belk, Dick’s, Dillard’s, Hecht’s, AMC Theatres
Total GLA	1,285,834 SF	503,366 SF	801,295 SF	554,270 SF	1,096,719 SF
Total Occupancy	98%	98%	76%	99%	98%

(1)	Information obtained from the appraisal dated October 4, 2012.

The Sponsor.  The sponsor for the Concord Mills Mortgage Loan is a joint venture between Simon Property Group and Kan Am Group. SPG is a large real estate company in the United States and is publicly traded on the New York Stock Exchange under the symbol SPG. SPG currently owns or has an interest in 337 properties comprising 245 million square feet of gross leasable area in North America, Europe and Asia. SPG employs over 5,500 people in the United States and is headquartered in Indianapolis, Indiana.  Kan Am Group, founded in 1978 and based in Germany, is a private asset manager of international real estate investments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 ― RHP Portfolio I

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):				Property Type:	Manufactured Housing Community
Original Principal Balance:	$120,763,000			Specific Property Type:	Manufactured Housing Community
Cut-off Date Principal Balance:	$120,763,000			Location:	Various – See Table
% of Initial Pool Balance:	TBD			Size:	3,302 pads
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Pad:	$36,572.68
Borrower Name(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	RHP Properties; Northstar Realty Finance Corporation			Title Vesting:	Fee
Mortgage Rate:	4.387%			Property Manager:	Self-managed
Note Date:	December 6, 2012			3rd Most Recent Occupancy (As of):	84.9% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	82.8% (12/31/2010)
Maturity Date:	January 1, 2023			Most Recent Occupancy (As of):	82.4% (12/31/2011)
IO Period:	24 months			Current Occupancy (As of):	83.7% (11/14/2012)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$9,877,159 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$10,090,230 (12/31/2011)
Call Protection:	L(25),GRTR 1% or YM(90),O(5)			Most Recent NOI (As of):	$10,634,589 (TTM 10/31/2012)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	Yes			U/W Revenues:	$16,420,264
Additional Debt Type:	Permitted Future Mezzanine			U/W Expenses:	$5,619,292
				U/W NOI:	$10,800,972
				U/W NCF:	$10,628,905
				U/W NOI DSCR :	1.49x
Escrows and Reserves(2):				U/W NCF DSCR:	1.47x
				U/W NOI Debt Yield:	8.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.8%
Taxes	$246,124	$42,704	NAP	As-Is Appraised Value:	$164,300,000
Insurance	$89,791	$22,448	NAP	As-Is Appraisal Valuation Date(3):	Various
Replacement Reserves	$2,288,268	Springing	$500,000	Cut-off Date LTV Ratio:	73.5%
Deferred Maintenance	$261,732	$0	NAP	LTV Ratio at Maturity or ARD:	62.6%

(1)	The borrower is comprised of 18 separate limited liability companies.
(2)
$2,288,268 was held back from loan proceeds in a lender controlled account to fund for maintenance, repairs and/or replacements at the RHP Portfolio I Properties over the term of the RHP Portfolio I Mortgage Loan.  Additionally, the loan documents provide for a $13,758 monthly replacement reserve escrow beginning on February 1, 2016.  These monthly reserves will be capped at $500,000, exclusive of the initial deposit of approximately $2,288,268.

(3)	The As-Is Appraisal Valuation Dates range from September 16, 2012 to October 16, 2012.

The Mortgage Loan.  The mortgage loan (the “RHP Portfolio I Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 18 manufactured housing communities totaling 3,302 pads and located in four states (the “RHP Portfolio I Properties”).  The RHP Portfolio I Mortgage Loan was originated on December 6, 2012 by The Royal Bank of Scotland.  The RHP Portfolio I Mortgage Loan had an original principal balance of $120,763,000, has an outstanding principal balance as of the Cut-off Date of $120,763,000 and accrues interest at an interest rate of 4.387% per annum.  The RHP Portfolio I Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only for the first 24 months following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The RHP Portfolio I Mortgage Loan matures on January 1, 2023.

Following the lockout period, the borrower has the right to prepay the RHP Portfolio I Mortgage Loan in whole or in part (in part only in connection with a partial release), provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. On or after September 1, 2022, the borrower will have the right to voluntarily prepay the RHP Portfolio I Mortgage Loan in whole or in part (in part only in connection with a partial release), without penalty.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO I

Sources and Uses

Sources			Uses
Original loan amount	$120,763,000	74.9%	Purchase price	$157,060,000	97.4%
Equity	40,432,695	25.1	Reserves	2,885,915	1.8%
			Closing costs	1,249,780	0.8%
Total Sources	$161,195,695	100.0%	Total Uses	$161,195,695	100.0%

The Properties. The RHP Portfolio I Mortgage Loan is secured by the fee interest in 18 manufactured housing communities (“MHC”) totaling 3,302 pads and located in four states.  The RHP Portfolio I Properties were acquired by the sponsor as a part of a 36 property portfolio.  The remaining 18 properties in the portfolio (“RHP Portfolio II Properties”) are not collateral for the RHP Portfolio I Mortgage Loan.  The RHP Portfolio I Properties include a range of amenities including playgrounds, basketball courts, RV storage, swimming pools and clubhouses. The RHP Portfolio I Properties were developed between 1948 and 1978 and have an average age of 43 years.  Public utilities are provided in all but one of the RHP Portfolio I Properties (Sheridan).  The Sheridan property is served by private well water.

The following table presents certain information relating to the RHP Portfolio I Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Pads	Appraised Value
Harmony Road – Fort Collins, CO	$24,351,000	20.2%	97.1%	1972/NAP	485	$32,900,000
The Meadows – Aurora, CO	$17,984,000	14.9%	96.0%	1965/NAP	303	$24,600,000
Mountainside Estates – Golden, CO	$12,321,000	10.2%	82.1%	1954/NAP	224	$16,700,000
Eastview – Gillette, WY	$9,110,500	7.5%	96.7%	1969/NAP	214	$12,660,000
Sheridan – Arvada, CO	$6,916,500	5.7%	97.3%	1956/NAP	112	$9,400,000
Countryside of Greeley – Greeley, CO	$6,683,000	5.5%	97.1%	1972/NAP	174	$9,100,000
Westview – Gillette, WY	$5,824,500	4.8%	97.7%	1970/NAP	130	$7,900,000
Loveland – Loveland, CO	$5,456,000	4.5%	100.0%	1968/NAP	113	$7,320,000
Terrace – Casper, WY	$4,525,500	3.7%	99.1%	1977/NAP	112	$5,850,000
Highview – Gillette, WY	$4,246,000	3.5%	96.8%	1976/NAP	95	$5,600,000
Cimmaron – Cheyenne, WY	$4,240,000	3.5%	85.7%	1960/NAP	154	$6,050,000
Castle Acres – O’Fallon, IL	$4,105,500	3.4%	85.6%	1965/NAP	167	$5,450,000
Enchanted Village – Alton, IL	$3,272,500	2.7%	45.4%	1967/NAP	520	$4,600,000
Northern Hills – Springdale, AR	$2,925,500	2.4%	67.8%	1955/NAP	180	$4,300,000
Shady Lane – Commerce City, CO	$2,970,500	2.5%	89.1%	1948/NAP	64	$3,800,000
Terrace II – Casper, WY	$2,660,500	2.2%	98.6%	1975/NAP	70	$3,400,000
Western Park – Springdale, AR	$1,704,500	1.4%	64.0%	1965/NAP	114	$2,500,000
Plainview – Casper, WY	$1,466,000	1.2%	80.3%	1978/NAP	71	$2,170,000
Total/Weighted Average	$120,763,000				3,302	$164,300,000

The following table presents historical occupancy percentages at the RHP Portfolio I Properties:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
85%	83%	82%

(1)	Information obtained from the borrower.

The Sponsor.  The sponsor is Northstar Realty Finance Corporation (“Northstar”) and RHP Properties.  Northstar is a publicly traded REIT (NYSE: NRF) and has approximately $7.0 billion of commercial real estate assets under management as of December 31, 2011.  RHP Properties is the nation’s second largest private owner and operator of manufactured housing communities.  RHP Properties currently owns and manages a total of 120 communities with over 28,000 housing units and sites across 21 states, with a combined value of approximately $1.0 billion.  Northstar owns 85.0% of the borrower while affiliates of RHP Properties own the remaining 15.0%.  Northstar is the managing member of the borrower and Newbury Management Company (owned by Ross Partrich of RHP Properties) is the asset and property manager of the RHP Portfolio I Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 ― 515 Madison Avenue

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):				Property Type:	Office
Original Principal Balance:	$120,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$120,000,000			Location:	New York, NY
% of Initial Pool Balance:	TBD			Size:	324,265 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$370.07
Borrower Name:	515 Madison LLC			Year Built/Renovated:	1931/2010
Sponsor:	Jeffrey Gural			Title Vesting:	Fee
Mortgage Rate:	3.860%			Property Manager:	Self-managed
Note Date:	December 21, 2012			3rd Most Recent Occupancy (As of):	91.9% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	89.5% (12/31/2010)
Maturity Date:	January1, 2023			Most Recent Occupancy (As of):	97.3% (12/31/2011)
IO Period:	36 months			Current Occupancy (As of):	98.7% (9/14/2012)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$6,817,665 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$9,353,841 (12/31/2011)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$11,376,613 (TTM 10/31/2012)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$19,305,538
				U/W Expenses:	$8,189,640
				U/W NOI:	$11,115,898
				U/W NCF:	$10,893,129
				U/W NOI DSCR:	1.64x
Escrows and Reserves:				U/W NCF DSCR:	1.61x
				U/W NOI Debt Yield:	9.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.1%
Taxes	$228,177	$228,177	NAP	As-Is Appraised Value:	$230,000,000
Insurance(1)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	December 4, 2012
Replacement Reserves(2)	$1,000,000	Springing	$150,000	Cut-off Date LTV Ratio:	52.2%
TI/LC(3)	$8,800,000	Springing	$2,000,000	LTV Ratio at Maturity or ARD:	45.0%

(1)
Monthly escrow deposits for insurance are not required provided the following conditions are satisfied:  (i) no event of default exists and is continuing; (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

(2)	The upfront $1,000,000 escrow is for future capital expenditures. Should the replacement reserve balance fall below $150,000, monthly impounds of $5,404 will commence.

(3)	The upfront $8,800,000 escrow is for future tenant improvement and leasing costs (“TI/LC”). Should the TI/LC reserve balance fall below $2,000,000, monthly impounds of $40,533 will commence.

The Mortgage Loan.  The mortgage loan (the “515 Madison Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 42-story office building located in New York, New York (the “515 Madison Avenue Property”).  The 515 Madison Mortgage Loan was originated on December 21, 2012 by Wells Fargo Bank, National Association.  The 515 Madison Mortgage Loan had an original balance of $120,000,000, has an outstanding balance as of the Cut-off Date of $120,000,000 and accrues interest at an interest rate of 3.860% per annum.  The 515 Madison Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 36 months following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The 515 Madison Mortgage Loan matures on January 1, 2023.

Following the lockout period, the borrower has the right to defease the 515 Madison Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the 515 Madison Mortgage Loan is prepayable without penalty on or after October 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

515 MADISON AVENUE

Sources and Uses

Sources			Uses
Original loan amount	$120,000,000	100.0%	Loan payoff	$72,725,819	60.6%
			Partner buyout Reserves	29,859,645 10,028,177	24.9 8.4
			Closing costs Return of equity	6,333,244 1,053,115	5.3 0.9
Total Sources	$120,000,000	100.0%	Total Uses	$120,000,000	100.0%

The Property.  The 515 Madison Avenue Property is a 42-story class B office building containing approximately 324,265 of rentable square feet located at the intersection of 53rd Street and Madison Avenue in the Plaza District of Midtown Manhattan. The 515 Madison Property was constructed in 1931 and a substantial renovation was completed in 2010. The renovation totaled approximately $8.0 million and included a lobby renovation, elevator modernization, new windows, new cooling tower, mechanical upgrades and new entrances. The 515 Madison Avenue Property also contains 8,701 square feet of ground floor retail space. The 515 Madison Avenue Property serves as the headquarters for Protravel International, a full service  travel company with annual sales of over $850.0 million, one of the largest privately held travel agencies in the United States. Memorial Sloan Kettering’s space also houses the Sillerman Center for Rehabilitation, a state-of-the-art facility that provides services tailored to the special needs of people who are undergoing or have recently completed cancer treatment. As of September 14, 2012, the 515 Madison Avenue Property was 98.7% leased to 91 tenants.

The following table presents certain information relating to the tenancies at the 515 Madison Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Protravel International	NR/NR/NR	39,200	12.1%	$44.31	$1,736,800	9.8%	Various(3)
Memorial Sloan Kettering	AA/Aa3/AA-	22,600	7.0%	$66.23	$1,496,798	8.5%	6/30/2023
Davidoff	NR/NR/NR	2,656	0.8%	$232.20	$616,723	3.5%	4/30/2021
Europa Cafe	NR/NR/NR	1,990	0.6%	$284.77	$566,692	3.2%	3/31/2017
Hartman Rare Art	NR/NR/NR	11,000	3.4%	$49.96	$549,560	3.1%	1/31/2014
March of Dimes	NR/NR/NR	8,600	2.7%	$56.28	$484,008	2.7%	6/30/2018
Wildes and Weinberg	NR/NR/NR	7,997	2.5%	$53.06	$424,321	2.4%	5/31/2017
Total Major Tenants		94,043	29.0%	$62.47	$5,874,902	33.3%

Non-Major Tenants		225,913	69.7%	$52.09	$11,768,328	66.7%

Occupied Collateral Total		319,956	98.7%	$55.14	$17,643,230	100.0%

Vacant Space		4,309	1.3%

Collateral Total		324,265	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Annual U/W Base Rent includes contractual rent steps through June 2013 and the average rent over the lesser of the lease term or loan term for investment grade rated tenants, unless otherwise noted below.

(3)
Protravel International leases two spaces: 23,500 square feet with Annual U/W Base Rent of $928,250 ($39.50 per square foot) and a Lease Expiration Date of November 30, 2013 and 15,700 square feet with Annual U/W Base Rent of $808,550 ($51.50 per square foot) and a Lease Expiration Date of November 20, 2018.  Protravel International has a contractual renewal option for the 23,500 square foot space at a rent of $52.25 per square foot exercisable no later than February 28, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

515 MADISON AVENUE

The following table presents certain information relating to the lease rollover schedule at the 515 Madison Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	4	3,680	1.1%	3,680	1.1%	$160,359	$43.58
2013	15	53,618	16.5%	57,298	17.7%	$2,366,869	$44.14
2014	15	48,959	15.1%	106,257	32.8%	$2,446,403	$49.97
2015	12	24,673	7.6%	130,930	40.4%	$1,279,886	$51.87
2016	5	11,003	3.4%	141,933	43.8%	$585,887	$53.25
2017	13	50,543	15.6%	192,476	59.4%	$3,057,089	$60.48
2018	6	35,235	10.9%	227,711	70.2%	$1,984,066	$56.31
2019	0	0	0.0%	227,711	70.2%	$0	$0.00
2020	6	22,529	6.9%	250,240	77.2%	$1,028,065	$45.63
2021	6	22,928	7.1%	273,168	84.2%	$1,657,681	$72.30
2022	5	16,014	4.9%	289,182	89.2%	$828,836	$51.76
2023	2	24,600	7.6%	313,782	96.8%	$1,627,631	$66.16
Thereafter	2	6,174	1.9%	319,956	98.7%	$620,459	$100.50
Vacant	0	4,309	1.3%	324,265	100.0%	$0	$0.00
Total/Weighted Average	91	324,265	100.0%		100.00%	$17,643,230	$55.14

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 515 Madison Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
92%	90%	97%

(1)	Information obtained from the borrower.

Market Overview and Competition.  According to the appraisal, the 515 Madison Property is located at Madison Avenue and East 53rd Street in the Plaza District of Midtown Manhattan in New York, New York, directly above the E (Eighth Avenue Local) and V (Sixth Avenue Local) subway lines.  Rockefeller Center, Grand Central Terminal, Central Park and the high-end retailers of Fifth Avenue are all located within close proximity. The 515 Madison Property is accessible from all major Manhattan commuter transportation hubs.  According to the appraisal, the Plaza District office submarket contains approximately 6.0 million square feet of Class B office space.  The vacancy rate and average asking rental rate are 7.5% and $59.27 per square foot gross, respectively, as of the third quarter 2012.

The following table presents certain information relating to comparable office properties for the 515 Madison Property:

Competitive Set(1)

	515 Madison (Subject)	444 Madison Avenue	477 Madison Avenue	485 Madison Avenue	488 Madison Avenue	509 Madison Avenue	600 Fifth Avenue
Location	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY
Distance from Subject	--	0.2 miles	0.1 miles	0.1 miles	0.1 miles	0.1 miles	0.4 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1931/2010	1933/2009	1953/NAV	1928/2004	1949/NAV	1929/NAV	1952/NAV
Number of Stories	42	42	24	25	24	23	28
Total GLA	324,265 SF	401,686 SF	245,250 SF	264,000 SF	385,000 SF	109,559 SF	350,000 SF
Total Occupancy	99%	89%	83%	97%	96%	92%	88%

(1)	Information obtained from the appraisal dated December 7, 2012.

The Sponsor. The sponsor for the 515 Madison Mortgage Loan is Jeffrey Gural.  Mr. Gural’s commercial real estate portfolio totals 41 properties, primarily located throughout the New York City metropolitan area with a market value of approximately $3.4 billion.  Mr. Gural is a chairman of Newmark Grubb Knight Frank, a full service commercial real estate firm with more than 240 offices worldwide.  Mr. Gural is responsible for the managing and leasing of the 8 million square feet of properties in which Newmark Grubb Knight Frank’s partners have ownership.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 ― Brennan Industrial Portfolio II

Loan Information				Property Information
Mortgage Loan Seller:		The Royal Bank of Scotland		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):				Property Type:	Various
Original Principal Balance:		$118,410,523		Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:		$118,410,523		Location:	Various – See Table
% of Initial Pool Balance:		TBD		Size:	3,913,170 SF
Loan Purpose:		Acquisition		Cut-off Date Principal Balance Per Unit/SF:	$30.26
Borrower Name(1):		Various		Year Built/Renovated:	Various – See Table
Sponsor:		USIP-Brennan Ventures II, LLC		Title Vesting:	Fee
Mortgage Rate:		3.878%		Property Manager:	Brennan Management LLC
Note Date:		November 8, 2012		3rd Most Recent Occupancy (As of):	100.0% (12/31/2009)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of):	98.8% (12/31/2010)
Maturity Date:		December 1, 2017		Most Recent Occupancy (As of):	98.8% (12/31/2011)
IO Period:		60 months		Current Occupancy (As of):	100.0% (2/1/2013)
Loan Term (Original):		60 months
Seasoning:		2 months		Underwriting and Financial Information:
Amortization Term (Original):		None
Loan Amortization Type:		Interest-only, Balloon		3rd Most Recent NOI (As of):	$9,549,497 (12/31/2009)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of):	$13,636,088 (12/31/2010)
Call Protection:		L(26),GRTR 1% or YM(30),O(4)		Most Recent NOI (As of):	$15,043,495 (12/31/2011)
Lockbox Type:		Hard/Springing Cash Management
Additional Debt:		None		U/W Revenues:	$14,885,025
Additional Debt Type:		NAP		U/W Expenses:	$1,216,548
				U/W NOI:	$13,668,478
				U/W NCF:	$11,630,127
				U/W NOI DSCR :	2.94x
				U/W NCF DSCR:	2.50x
Escrows and Reserves(2):				U/W NOI Debt Yield:	11.5%
				U/W NCF Debt Yield:	9.8%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$182,075,000
Tax	$0	Springing	NAP	As-Is Appraisal Valuation Date(3):	Various
Insurance	$60,985	$8,712	NAP	Cut-off Date LTV Ratio:	65.0%
Tenant Security Deposits	$1,656,605	$0	NAP	LTV Ratio at Maturity or ARD:	65.0%

(1)	The borrower is comprised of 19 separate limited liability companies.
(2)
Certain tenant security deposits will be held by the lender for the term of the loan.  The insurance escrow relates to the borrower’s umbrella insurance policy on the portfolio.  Tenants are responsible for payment and maintenance of their own insurance and real estate taxes (with the exception of Shale Inland tenant) and escrows for such payments will spring in the event that the borrower fails to provide evidence of full and timely payment or in the event of a default under any tenant lease or under the Brennan Industrial Portfolio II Mortgage Loan.

(3)	The As-Is Appraisal Valuation Dates range from October 5, 2012 to October 10, 2012.

The Mortgage Loan.  The mortgage loan (the “Brennan Industrial Portfolio II Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 17 industrial buildings and two office buildings located in 13 states (the “Brennan Industrial Portfolio II Properties”).  The Brennan Industrial Portfolio II Mortgage Loan was originated on November 8, 2012 by The Royal Bank of Scotland.  The Brennan Industrial Portfolio II Mortgage Loan had an original principal balance of $118,410,523, has an outstanding principal balance as of the Cut-off Date of $118,410,523 and accrues interest at an interest rate of 3.878% per annum.  The Brennan Industrial Portfolio II Mortgage Loan had an initial term of 60 months, has a remaining term of 58 months as of the Cut-off Date and requires interest-only payments through the term of the Brennan Industrial Portfolio II Mortgage Loan.  The Brennan Industrial Portfolio II Mortgage Loan matures on December 1, 2017.

Following the lockout period (or at any time with respect to a release of the Sitel property), the borrower has the right to prepay the Brennan Industrial Portfolio II Mortgage Loan in whole, or in part (in part only in connection with a partial release), provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. On or after September 1, 2017, the borrower will have the right to voluntarily prepay the Brennan Industrial Portfolio II Mortgage Loan in whole or in part penalty.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRENNAN INDUSTRIAL PORTFOLIO II

Sources and Uses

Sources			Uses
Original loan amount	$118,410,523	64.9%	Purchase price	$178,618,385	97.9%
Sponsor’s new cash contribution	64,100,000	35.1	Reserves	1,732,539	0.9
			Closing costs	2,159,549	1.2
Total Sources	$182,510,523	100.0%	Total Uses	$182,510,523	100.0%

The Properties.  The Brennan Industrial Portfolio II Mortgage Loan is secured by the fee interest in 17 industrial properties and two office properties totaling 3,913,170 rentable square feet and located in 13 states: Arizona, California, Florida, Georgia, Illinois, Kentucky, Michigan, Minnesota, Missouri, New Jersey, North Carolina, Ohio and Texas.  The Brennan Industrial Portfolio II Properties range in size from 46,812 square feet to 437,911 square feet. All of the Brennan Industrial Portfolio II Properties are occupied by single tenants, and as of February 1, 2013, the Brennan Industrial Portfolio II Properties were 100.0% occupied. On average, tenants have occupied their respective spaces in the Brennan Industrial Portfolio II Properties for 18 years.  Of the 19 Brennan Industrial Portfolio II Properties, 15 are headquarters facilities for their respective tenants.  Of the 19 Brennan Industrial Portfolio II Properties, four are occupied by primarily metals tenants, two are occupied by printing/mailing tenants, two are occupied by tenants manufacturing products used in automobiles or planes, two are occupied by tenants manufacturing styrofoam or packing products, two are occupied by craft products tenants, two are occupied by pool/hot tub and game room furniture tenants, and the remaining five are occupied by tenants in various other industries.

The following table presents certain information relating to the Brennan Industrial Portfolio II Properties:

Property Name – Location	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Kraco – Compton, CA	Flex	$19,241,103	16.2%	100.0%	1956/1970	364,440	$29,600,000
Wincup – Arizona – Tolleson, AZ	Flex	$13,475,250	11.4%	100.0%	1988/2010	322,070	$20,800,000
World’s Finest Chocolate – Chicago, IL	Flex	$10,754,286	9.1%	100.0%	1950/1982	434,252	$16,600,000
Oracle – Polo – Winston-Salem, NC	Flex	$8,292,462	7.0%	100.0%	1962/1999	437,911	$12,300,000
Plaid – Decatur – Decatur, GA	Flex	$7,903,753	6.7%	100.0%	1980/NAP	282,514	$12,200,000
Northwest Mailing – Chicago, IL	Flex	$7,320,689	6.2%	100.0%	1953/2006	228,032	$11,300,000
Wincup – Georgia – Stone Mountain, GA	Flex	$6,608,055	5.6%	100.0%	1966/1974	220,380	$10,200,000
Universal Pool – Armory – South Holland, IL	Flex	$5,895,422	5.0%	100.0%	1970/NAP	240,255	$9,100,000
Plaid – Norcross – Norcross, GA	Office	$5,830,637	4.9%	100.0%	2000/NAP	71,620	$9,000,000
Angstrom Graphics – Cleveland, OH	Flex	$5,798,245	4.9%	100.0%	1938/1999	231,505	$8,950,000
Lyons – Louisville, KY	Flex	$5,182,789	4.4%	100.0%	1981/2003	172,758	$8,000,000
Fitz Manufacturing – North Richland Hills, TX	Flex	$4,049,054	3.4%	100.0%	1975/2000	129,000	$6,250,000
Phillips & Temro – Eden Prairie, MN	Flex	$3,935,680	3.3%	100.0%	1979/2012	101,680	$6,075,000
Aramsco – Thorofare, NJ	Flex	$3,287,831	2.8%	100.0%	1973/NAP	99,783	$5,075,000
M.P. Pumps – Fraser, MI	Flex	$2,801,945	2.4%	100.0%	1984/NAP	81,769	$4,225,000
Microfinish – St. Louis, MO	Flex	$2,461,825	2.1%	100.0%	1976/1996	144,786	$3,800,000
Shale Inland – Schiller Park, IL	Flex	$2,137,900	1.8%	100.0%	1950/NAP	193,789	$3,300,000
Universal Pool – 166th St – South Holland, IL	Flex	$1,813,976	1.5%	100.0%	1964/2006	109,814	$2,800,000
Sitel – Ocala, FL	Office	$1,619,621	1.4%	100.0%	1960/2012	46,812	$2,500,000
Total/Weighted Average	$118,410,523			100.0%		3,913,170	$182,075,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRENNAN INDUSTRIAL PORTFOLIO II

The following table presents certain information relating to the tenancies at the Brennan Industrial Portfolio II Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Kraco	NR/NR/NR	364,440	9.3%	$7.58	$2,762,292	16.9%	8/31/2028
Wincup	NR/NR/NR	542,450	13.9%	$5.02	$2,720,949	16.6%	12/31/2026
Plaid	NR/NR/NR	354,134	9.0%	$4.80	$1,700,014	10.4%	10/31/2024
World's Finest Chocolate	NR/NR/NR	434,252	11.1%	$3.43	$1,489,425	9.1%	7/31/2027
Oracle Flexible Packaging	NR/NR/NR	437,911	11.2%	$2.44	$1,068,803	6.5%	7/31/2030
Universal Pool	NR/NR/NR	350,069	8.9%	$2.99	$1,048,319	6.4%	8/31/2027
Northwest Mailing	NR/NR/NR	228,032	5.8%	$4.27	$973,697	5.9%	5/31/2023
Angstrom Graphics	NR/NR/NR	231,505	5.9%	$3.45	$799,762	4.9%	1/31/2029
Lyons	NR/NR/NR	172,758	4.4%	$4.29	$741,935	4.5%	10/31/2027
Shale Inland	NR/NR/NR	193,789	5.0%	$2.95	$572,012	3.5%	9/30/2023
Fitz Manufacturing	NR/NR/NR	129,000	3.3%	$4.29	$552,920	3.4%	4/30/2031
Phillips & Temro	NR/NR/NR	101,680	2.6%	$5.34	$542,562	3.3%	12/31/2024
Aramsco	NR/NR/NR	99,783	2.5%	$4.54	$453,004	2.8%	8/31/2024
M.P. Pumps	NR/NR/NR	81,769	2.1%	$4.75	$388,357	2.4%	6/30/2023
Microfinish	NR/NR/NR	144,786	3.7%	$2.36	$341,695	2.1%	2/28/2031
Sitel	NR/NR/NR	46,812	1.2%	$4.53	$212,244	1.3%	5/31/2027
Occupied Collateral		3,913,170	100.0%	$4.18	$16,367,989	100.0%

Vacant Space		0	0.0%

Collateral Total		3,913,170	100.0%

The following table presents certain information relating to the lease rollover schedule at the Brennan Industrial Portfolio II Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	19	3,913,170	100.0%	3,913,170	100.0%	$16,367,989	$4.18
Vacant	0	0	0.0%	3,913,170	100.0%	$0	$0.00
Total/Weighted Average	19	3,913,170	100.0%			$16,367,989	$4.18

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRENNAN INDUSTRIAL PORTFOLIO II

The following table presents historical occupancy percentages at the Brennan Industrial Portfolio II Properties:

Historical Occupancy Percentages(1)(2)

12/31/2009	12/31/2010	12/31/2011
100%	98.8%	98.8%

(1)	Information obtained from borrower-provided documents.
(2)	At the Sitel property, the previous tenant, Taylor, Bean, & Whitaker, terminated its lease in August 2010 and Sitel took occupancy in June 2012.

The Sponsor.  USIP-Brennan Ventures II, LLC is a joint venture between Brennan Investment Group and certain investors brought in by Gatehouse Bank and Arch Street Capital Advisors.  Collectively, the managing principals of Brennan Investment Group have invested in over 4,000 properties in more than 60 cities in the United States, Europe and Canada throughout the course of their careers.  Currently, Brennan Investment Group manages over 4.5 million square feet of industrial assets. Gatehouse Bank is a public limited company in the United Kingdom and is majority owned by The Securities House KSCC.  Gatehouse Bank serves the Islamic finance sector, both in select markets globally and specifically in the City of London. Gatehouse Bank focuses its core business activity on private wealth management, real estate investment, treasury products and services, and Shari’ah advisory.  Founded in 1982, the Securities House KSCC is a Shari’ah-compliant investment company that is listed on the Kuwait Stock Exchange.  Arch Street Capital Advisors assists international investors with their U.S. real estate strategies, including acquisition and joint venture advisory, financing advisory and asset management and disposition services.  Arch Street Capital Advisors has advised clients on more than $4.0 billion of acquisitions, dispositions and financings. Arch Street Capital Advisors advised Gatehouse Bank on this acquisition and has a participation interest in the venture.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 ― One South Wacker Drive

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):				Property Type:	Office
Original Principal Balance(1):	$70,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$70,000,000			Location:	Chicago, IL
% of Initial Pool Balance:	TBD			Size:	1,193,448 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF(1):	$138.25
Borrower Name:	1 South Wacker Financial Associates, LLC			Year Built/Renovated:	1982/2000
Sponsors(2):	Various			Title Vesting:	Fee
Mortgage Rate:	3.750%			Property Manager:	Self-managed
Note Date:	December 6, 2012			3rd Most Recent Occupancy (As of):	80.6% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	82.8% (12/31/2010)
Maturity Date:	January1, 2018			Most Recent Occupancy (As of):	78.3% (12/31/2011)
IO Period:	60 months			Current Occupancy (As of)(8):	82.0% (9/17/2012)
Loan Term (Original):	60 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$16,774,382 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$9,471,224 (12/31/2011)
Call Protection:	L(25),D(31),O(4)			Most Recent NOI (As of):	$10,640,920 (TTM 8/31/2012)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues:	$29,760,653
				U/W Expenses:	$13,298,741
Escrows and Reserves:				U/W NOI(9):	$16,461,911
				U/W NCF(9):	$15,050,276
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	2.62x
Taxes	$4,492,124	$226,941	NAP	U/W NCF DSCR(1):	2.40x
Insurance(3)	$0	Springing	NAP	U/W NOI Debt Yield(1):	10.0%
Replacement Reserves	$0	$19,891	NAP	U/W NCF Debt Yield(1):	9.1%
Initial Capital Improvements Reserve(4)	$5,000,000	$0	NAP	As-Is Appraised Value:	$226,000,000
TI/LC(5)	$10,000,000	Springing	$5,000,000	As-Is Appraisal Valuation Date:	October 25, 2012
Rent Concession Reserve(6)	$2,188,982	$0	NAP	Cut-off Date LTV Ratio(1):	73.0%
Tenant Specific TI/LC Reserve(7)	$2,952,312	$0	NAP	LTV Ratio at Maturity or ARD(1):	73.0%

(1)
The One South Wacker Drive Loan Combination, totalling $165,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-1 had an original balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and will be contributed to the WFRBS 2013-C11 Trust.  Note A-2 had an original balance of $95,000,000 and is expected to be contributed to a future trust.  All presented statistical information related to balances per square foot, loan-to-value ratio, debt service coverage ratio, and debt yields are based on the One South Wacker Drive Loan Combination.

(2)
The sponsors are HGGP Capital, LLC; HGGP Capital II, LLC; HGGP Capital III, LLC; HGGP Capital IV, LLC; HGGP Capital V, LLC; HGGP Capital VI, LLC; HGGP Capital VII, LLC and HGGP Capital VIII, LLC, each of which are subsidiaries of Harbor Group International LLC.

(3)
Monthly escrow deposits for insurance are not required provided the following conditions are satisfied:  (i) no event of default exists and is continuing; (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

(4)	The loan documents provide for an upfront escrow at closing in the amount of $5,000,000 for a capital improvement program.
(5)	The upfront $10,000,000 escrow is for future tenant improvement and leasing costs (“TI/LC”). Should the TI/LC reserve balance fall below $5,000,000, monthly impounds of $99,454 will commence.
(6)
The upfront escrow of $2,188,982 for rent concessions is for the following tenants: PLS Group ($843,820), HNTB ($818,673), Major Lindsey, Africa ($167,014), Big Time Software ($137,429), Weinstein ($120,198), The Hays Group ($62,242) and Rise Interactive ($39,606).

(7)
The upfront escrow of $2,952,312 is for existing tenant improvements and leasing costs for the following tenants: HNTB ($1,747,069), RSM McGladrey ($657,221), Stout Risius Ross ($247,600), Major, Lindsey & Africa ($184,929), Weinstein ($79,286), Southwest Securities ($34,920) and Kutak Rock ($1,287).

(8)	Current Occupancy includes Century Business Services (59,774 square feet or 5.0% of net rentable area), which has given notice that they will not renew their lease which expires on May 31, 2013.
(9)
The increase in U/W NOI from the Most Recent and 2nd Most Recent NOI is primarily attributable to tax reimbursement reconciliation. Real estate taxes are paid one year in arrears, whereas tenants' tax reimbursements are based upon the landlord's estimate of the current year's real estate tax expense (based upon the prior year's taxes). Given that tax appeals are common in Cook County (Chicago), tax reimbursement adjustments are commonly realized one year following an appeal. Successful tax appeals resulted in tax credits for the calendar years 2009 and 2010 of approximately $1.4 million and $1.6 million, respectively. These credits were both included in the 2011 Total Reimbursables. Due to the 2010 real estate tax recoveries being billed at a higher tax estimate, the 2010 reimbursement income was approximately $1.6 million higher than normal. Also, because the 2011 real estate tax recoveries included both tax credits, the 2011 Total Reimbursables was lower than normal by approximately $3.0 million. Real estate tax reimbursements were also lower than normal for the trailing 12 months ending August 31, 2012, as the reconciliations were realized in December 2011. Total Reimbursables have been underwritten at a normalized level, reimbursing occupied tenants’ share of underwritten real estate taxes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE SOUTH WACKER DRIVE

The Mortgage Loan.  The mortgage loan (the “One South Wacker Drive Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a 40-story office building located in Chicago, Illinois (the “One South Wacker Drive Property”).  The One South Wacker Drive Loan Combination was originated on December 6, 2012 by Wells Fargo Bank, National Association.  The One South Wacker Drive Loan Combination had an original balance of $165,000,000, has an outstanding principal balance as of the Cut-off Date of $165,000,000 and accrues interest at an interest rate of 3.750% per annum.  The One South Wacker Drive Loan Combination had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires interest-only payments through the term of the One South Wacker Drive Loan Combination.  The One South Wacker Drive Loan Combination matures on January 1, 2018.

Note A-1 will be contributed to the WFRBS 2013-C11 Trust, had an original principal balance of $70,000,000 and has an outstanding principal balance as of the Cut-off Date of $70,000,000 (the “One South Wacker Drive Mortgage Loan”).  Note A-2 had an original principal balance of $95,000,000, is expected to be securitized in a future trust and will represent the controlling interest in the One South Wacker Drive Loan Combination (the “One South Wacker Drive Companion Loan”).

Following the lockout period, the borrower has the right to defease the One South Wacker Drive Loan Combination in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the One South Wacker Drive Loan Combination is prepayable without penalty on or after October 1, 2017.

Sources and Uses

Sources			Uses
Original loan combination amount	$165,000,000	65.8%	Purchase price	$221,000,000	88.1%
Sponsor’s new cash contribution	85,863,324	34.2	Reserves	24,633,418	9.8
			Closing costs	5,229,906	2.1
Total Sources	$250,863,324	100.0%	Total Uses	$250,863,324	100.0%

The Property.  The One South Wacker Drive Property is a 40-story class B+ office building containing approximately 1,193,448 rentable square feet located in the central business district of Chicago, Illinois.  Built in 1982 and designed by the architect Helmut Jahn, the One South Wacker Drive Property is situated on a 1.1-acre parcel and includes a 129-space subterranean parking structure.  The One South Wacker Drive Property also contains 25,179 square feet of retail space, including Lloyd’s, a popular West Loop restaurant. The One South Wacker Drive Property serves as the headquarters for RSM McGladrey, the fifth largest United States provider of assurance, tax and consulting services. Tenancy also includes a variety of professional services firms and investment-grade rated tenants make up approximately 21.2% of the net rentable area. In 2012, the borrower began a capital improvement program that will create a new entry atrium winter garden and renovate the lobby (including adding a building concierge station), elevator cabs, common corridors and restrooms. As of September 17, 2012, the One South Wacker Drive Property was 82.0% leased to 45 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE SOUTH WACKER DRIVE

The following table presents certain information relating to the tenancies at the One South Wacker Drive Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
RSM McGladrey	NR/NR/NR	132,627	11.1%	$16.46	$2,182,466	11.7%	5/31/2021
Fannie Mae	AAA/Aaa/AA+(3)	70,207	5.9%	$19.04(4)	$1,337,062(4)	7.2%	2/28/2019(5)
Century Business Services	NR/NR/NR	59,774(6)	5.0%	$21.67	$1,295,303(6)	6.9%	5/31/2013(7)
CRA International	NR/NR/NR	41,642	3.5%	$26.49	$1,103,096	5.9%	7/31/2018
Aetna	A/Baa1/A-	54,348	4.6%	$17.62(8)	$957,612(8)	5.1%	3/31/2015
Pretzel & Stouffer	NR/NR/NR	52,501	4.4%	$17.57	$922,366	4.9%	4/30/2021(9)
Dow Jones & Company	BBB+/NR/BBB+	31,523	2.6%	$23.68(10)	$746,538(10)	4.0%	4/30/2016
Total Major Tenants		442,622	37.1%	$19.30	$8,544,443	45.7%

Non-Major Tenants		535,761(5)	44.9%	$18.92	$10,136,685	54.3%

Occupied Collateral Total		978,383	82.0%	$19.09	$18,681,127	100.0%

Vacant Space		215,065	18.0%

Collateral Total		1,193,448	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Annual U/W Base Rent and Annual U/W Base Rent PSF includes contractual rent steps through April 2013 and the average rent over the lesser of the lease term or loan term for investment grade rated tenants, unless otherwise noted below.

(3)	Ratings are those of the United States whether or not the lease obligations are backed by the full faith and credit of the United States.
(4)
The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the loan term and assuming the termination option described below is not exercised.  The current in-place rent is $17.73 per square foot, resulting in $1,244,770 of annual base rent.

(5)	On or after March 1, 2014, Fannie Mae has a one-time right to terminate their lease with 12 months notice and payment of a fee equal to their unamortized leasing costs plus three months base rent.
(6)
Major, Lindsey & Africa (11,389 square feet or 1.0% of the NRA) and Weinstein (4,542 square feet or 0.4% of the NRA) are current subtenants of Century Business Services. The subtenants have executed direct leases that will commence June 1, 2013 upon the lease expiration of Century Business Services. This square footage has been excluded from Century Business Services NRSF and the rent has been excluded from Annual U/W Base Rent. Century Business Services subleases 8,788 square feet (0.7% of NRSF) of space to SKTYII.

(7)	Century Business Services has given notice that they will not renew their lease and will vacate at lease expiration.
(8)
The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the lease term.  The current in-place rent is $17.25 per square foot, resulting in $937,503 of annual base rent.

(9)
On or after May 1, 2016, Pretzel & Stouffer has a one-time right to terminate their lease with 12 months notice and payment of a fee equal to $70.00 per square foot ($3,675,070 based on current square footage). They also have a one-time right to terminate on May 1, 2018 with 12 months notice and payment of a fee equal to $40.00 per square foot ($2,100,040 based on current square footage).

(10)
The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the lease term.  The current in-place rent is $22.51 per square foot, resulting in $708,498 of annual base rent.

The following table presents certain information relating to the lease rollover schedule at the One South Wacker Drive Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	6	65,071	5.5%	65,071	5.5%	$1,442,743	$22.17
2014	8	73,019	6.1%	138,090	11.6%	$1,489,907	$20.40
2015	10	101,033	8.5%	239,123	20.0%	$1,900,652	$18.81
2016	10	105,671	8.9%	344,794	28.9%	$2,173,454	$20.57
2017	9	81,897	6.9%	426,691	35.8%	$1,507,508	$18.41
2018	8	84,216	7.1%	510,907	42.8%	$1,940,060	$23.04
Thereafter	26	467,476	39.2%	978,383	82.0%	$8,226,803	$17.60
Vacant	0	215,065	18.0%	1,193,448	100.0%	$0	$0.00
Total/Weighted Average	77	1,193,448	100.0%			$18,681,127	$19.09

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE SOUTH WACKER DRIVE

The following table presents historical occupancy percentages at the One South Wacker Drive Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
81%	83%	78%

(1)	Information obtained from the borrower.

Market Overview and Competition.  According to the appraisal, the One South Wacker Drive Property is located at the southeast corner of the intersection of South Wacker Drive and West Madison Street in the central business district of Chicago, Illinois. The One South Wacker Drive Property is located two blocks northeast of Union Station, Chicago’s primary terminal for commuter trains and the only intercity rail terminal in Chicago.  Furthermore, Ogilvie Transportation Center, servicing three commuter rail (Metra) lines, is located two blocks west of the One South Wacker Drive Property. Metra operates commuter rail service between the central business district of Chicago and northeast Illinois. Six of Metra's 11 routes operate into and out of Union Station with nearly 130,000 passengers passing through the station on an average weekday and more than 42,000 each weekend. The One South Wacker Drive Property is also within walking distance of multiple stops for all five of the Chicago Transit Authority’s Elevated Train Lines. The third phase of “Revive Wacker Drive” reconstruction was recently completed by the City of Chicago at a total cost of approximately $300.0 million. The north-south portion of both Lower and Upper Wacker Drive was completely rebuilt, modernizing and creating safer, nicer and more efficient roadways for all travelers. As of March 2012, the unemployment rate for the Chicago MSA was 8.9%. 2012 populations within a three-mile and five-mile radius of the One South Wacker Drive Property were 334,526 and 794,140, respectively. The average household income within the same three-mile and five-mile radii was $91,189 and $78,406, respectively.

According to the appraisal, the One South Wacker Drive Property is located within the West Loop office submarket, which contains approximately 35.5 million square feet of office space.  The submarket vacancy and market rental rate for the West Loop submarket is approximately 13.0% and $35.43 per square foot on a gross basis, respectively, as of the second quarter of 2012.

The following table presents certain information relating to comparable office properties for the One South Wacker Drive Property:

Competitive Set(1)

	One South Wacker Drive (Subject)	101 North Wacker Drive	10, 20 and 30 South Wacker Drive	311 South Wacker Drive	123 North Wacker Drive	191 North Wacker Drive	300 South Wacker Drive
Location	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL
Distance from Subject	--	0.1 miles	0.5 miles	0.6 miles	0.2 miles	0.3 miles	0.4 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1982/2000	1980/NAV	1983 & 1987/NAV	1990/NAV	1986/NAV	2003/NAV	1971/NAV
Number of Stories	40	24	10 & 40	65	30	37	35
Total GLA	1,193,448 SF	599,503 SF	2,351,265 SF	1,276,850 SF	540,621 SF	732,000 SF	512,436 SF
Total Occupancy	82%	94%	89%	92%	77%	94%	87%

(1)	Information obtained from the appraisal dated November 1, 2012.

The Sponsor. The One South Wacker Drive Mortgage Loan sponsors are subsidiaries of Harbor Group International LLC (“Harbor”). Harbor’s holding include over 90 properties with a total market value of approximately $3.8 billion, which includes approximately 10.5 million square feet of office, retail and hotel space, as well as approximately 24,500 multifamily units. Excluding the One South Wacker Drive Property, Harbor’s remaining Chicago office portfolio totals approximately 1.9 million square feet across three properties: 2 North LaSalle, 300 South Wacker and the Burnham Center.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 ― Encana Oil & Gas

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	Property Type:	Office
Original Principal Balance:	$66,000,000	Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$66,000,000	Location:	Plano, TX
% of Initial Pool Balance:	TBD	Size:	318,582 SF
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per Unit/SF:	$207.17
Borrower Name:	Cole of Plano (Legacy) TX, LLC	Year Built/Renovated:	2012/NAP
Sponsor:	Cole Credit Property Trust III, Inc.	Title Vesting:	Fee
Mortgage Rate:	4.240%	Property Manager:	Self-managed
Note Date:	December 18, 2012	3rd Most Recent Occupancy (As of)(2):	NAV
Anticipated Repayment Date:	January 1, 2023	2nd Most Recent Occupancy (As of)(2):	NAV
Maturity Date:	January 1, 2033	Most Recent Occupancy (As of)(2):	NAV
IO Period:	120 months	Current Occupancy (As of):	100.0% (2/1/2013)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD	3rd Most Recent NOI (As of)(2):	NAV
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(2):	NAV
Call Protection:	L(48),GRTR 1% or YM(68),O(4)	Most Recent NOI (As of)(2):	NAV
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$11,558,165
U/W Expenses:	$4,355,883
U/W NOI:	$7,202,282
U/W NCF:	$7,138,566
U/W NOI DSCR:	2.54x
U/W NCF DSCR:	2.52x
U/W NOI Debt Yield:	10.9%
U/W NCF Debt Yield:	10.8%
Escrows and Reserves:	As-Is Appraised Value:	$120,000,000
As-Is Appraisal Valuation Date:	November 21, 2012
Type:	Initial	Monthly	Cap (If Any)	Cut-off Date LTV Ratio:	55.0%
Rent Reserve(1)	$1,226,030	$0	NAP	LTV Ratio at Maturity or ARD:	55.0%

(1)
Represents the remaining amount of reduced rent Encana Oil & Gas received for years one and two of its lease due to its decision to not occupy the third and fourth floors of the Encana Oil & Gas property (representing approximately 16.7% of the net rentable area).  The unoccupied space remains in shell form, and Encana Oil & Gas will be responsible for funding its own improvements for this space.  Encana Oil & Gas will commence paying full rent on July 1, 2014.  Provided no event of default has occurred and is continuing, the lender will disburse an amount equal to one-third of the reserve amount ($408,677) on each of the monthly payment dates occurring in June 2013, January 2014 and July 2014.

(2)	Historical occupancy and NOI is not available as the property was built in 2012.

The Mortgage Loan. The mortgage loan (the “Encana Oil & Gas Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a single tenant office building in Plano, Texas (the “Encana Oil & Gas Property”).  The Encana Oil & Gas Mortgage Loan was originated on December 18, 2012 by Wells Fargo Bank, National Association.  The Encana Oil & Gas Mortgage Loan had an original principal balance of $66,000,000, has an outstanding principal balance as of the Cut-off Date of $66,000,000 and accrues interest at an interest rate of 4.240% per annum.  The Encana Oil & Gas Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the Anticipated Repayment Date (“ARD”).  The ARD is January 1, 2023, and the final maturity date is January 1, 2033.  In the event the Encana Oil & Gas Mortgage Loan is not paid off on or before the ARD, the borrower will be required to make payments of interest only based on an interest rate equal to the greater of (i) the initial mortgage rate plus 5.0% and (ii) the sum of (a) the greater of (x) the offer side on the ARD of the 10-year swap yield (as described in the loan documents) and (y) the treasury rate as of the ARD and (b) 5.00%.  The ARD automatically triggers a Cash Trap Event Period whereby all excess cash flow will be used to pay down the principal balance of the Encana Oil & Gas Mortgage Loan.

Following the lockout period, the borrower has the right to voluntarily prepay the Encana Oil & Gas Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance.  In addition, the Encana Oil & Gas Mortgage Loan is prepayable without penalty on or after October 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Encana Oil & Gas

Sources and Uses

Sources			Uses
Original loan amount	$66,000,000	54.3%	Acquisition	$120,000,000	98.6
Rent reserve credit(1)	1,226,030	1.0	Reserves	1,226,030	1.0
Sponsor’s new cash contribution	54,423,350	44.7	Closing costs	423,350	0.3
Total Sources	$121,649,380	100.0%	Total Uses	$121,849,380	100.0%

(1)	The amount to fund the upfront rent reserve was a credit from the seller.

The Property.  The Encana Oil & Gas Property is a 12-story class A single-tenant office building containing approximately 318,582 rentable square feet and a contiguous seven-story parking garage located within the Legacy Town Center area of the Legacy Business Park in Plano, Texas.  Constructed as a build-to-suit project in 2012, the property serves as the regional headquarters for Encana Oil & Gas, the exploration and production subsidiary of Encana Corporation, which is one of the largest natural gas producers in North America.  The Encana Oil & Gas Property houses the company’s Mid-Continent Business Unit, which has relocated and expanded from its former North Dallas location.  The Encana Oil & Gas Property is an architecturally distinctive office property with interior finishes including limestone, granite and marble as well as wood paneling and modular glass office walls.  In addition, the building has 10-foot finished ceilings throughout, a unique interior staircase with glass guardrails and six high-speed elevators.  The Encana Oil & Gas Property is situated on a 3.4-acre parcel and has a total of 1,280 parking spaces, accounting for a parking ratio of four spaces per 1,000 square feet of rentable area.  In addition, Encana Oil & Gas owns approximately 3.9 acres of land surrounding the subject property (not part of the collateral), which is earmarked for future office expansion; a portion of this land is temporarily being developed by Encana Oil & Gas as a park for employees.  As of February 1, 2013, the Encana Oil & Gas Property was 100.0% occupied by Encana Oil & Gas.

The following table presents certain information relating to the tenant at the Encana Oil & Gas Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Encana Oil & Gas(2)	NR/Baa2/BBB	318,582	100.0%	$23.95	$7,631,428(2)	100.0%	6/30/2027(3)
Total Major Tenant		318,582	100.0%	$23.95	$7,631,428	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the loan term.  Encana Oil & Gas is currently paying a reduced rent through June 30, 2014 as a result of the tenant’s decision to delay occupancy of the third and fourth floors (representing approximately 16.7% of the net rentable area), which remain in shell form.  Encana Oil & Gas will be responsible for funding its own improvements for the third and fourth floors, and an upfront reserve was established for the remaining amount of the reduced rent period.  In deriving the average rent over the loan term, Encana Oil & Gas was assumed to be paying full rent at the time of origination.

(3)	Encana Oil & Gas has the right to terminate its lease on June 30, 2024 with 18 months notice and the payment of a termination fee of approximately $23.0 million.

The following table presents certain information relating to the lease rollover schedule at the Encana Oil & Gas Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	318,582	100.0%	318,582	100.0%	$7,631,428	$23.95
Vacant	0	0	0.0%	318,582	100.0%	$0	$0.00
Total/Weighted Average	1	318,582	100.0%			$7,631,428	$23.95

(1)	Information obtained from the underwritten rent roll.
(2)	Encana Oil & Gas has the right to terminate its lease on June 30, 2024 with 18 months notice and the payment of a termination fee of approximately $23.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Encana Oil & Gas

The following table presents historical occupancy percentages at the Encana Oil & Gas Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
NAV	NAV	NAV

(1)  Historical occupancies are not available as the building was constructed in 2012.

Market Overview and Competition.  According to the appraisal, the Encana Oil & Gas Property is located within the Legacy Business Park development in Plano, Texas, approximately 20 miles north of the Dallas central business district and approximately 18 miles northeast of the Dallas Fort Worth International Airport.  The Encana Oil & Gas Property is located one block east of the Dallas North Tollway, which provides direct access to the Dallas central business district and extends through the communities of Dallas, Addison, Plano and Frisco.  The Legacy Business Park is a master-planned 2,665-acre mixed-use development which has over 12 million square feet of headquarters and regional office space and is home to many notable tenants including JC Penney, Rent-A-Center, Frito-Lay, Ericsson, Dr Pepper Snapple Group, HP Enterprise Services (formerly EDS), PepsiCo, Capital One, Alliance Data, Bank of America Home Loans, McAfee and Pizza Hut/Yum! Restaurants International, among others. Situated within Legacy Business Park is Legacy Town Center, a pedestrian-oriented mixed-use development, which features urban style homes, retail establishments, a 400-room full-service Marriott hotel, casual and upscale restaurants, and open spaces in a community setting.  In total, Legacy Town Center has over 3,300 residences including luxury apartments, lofts and townhomes, and more than 40,000 people work in the surrounding Legacy Business Park.

According to a third party market research report, the Encana Oil & Gas Property is located within the Upper Tollway/West Plano submarket, which has a total inventory of 55 buildings totaling approximately 13.5 million square feet.  As of the third quarter of 2012, the submarket vacancy was 6.2% with average asking rents of $27.20 per square foot on a triple net basis.  The submarket has experienced positive absorption of approximately 213,000 square feet year-to-date.

The following table presents certain information relating to comparable office properties for the Encana Oil & Gas Property:

Competitive Set(1)

	Encana Oil & Gas (Subject)	Legacy Corporate Center	Granite Park III	Campus at Legacy	Plaza at Legacy	One Legacy Circle
Location	Plano, TX	Plano, TX	Plano, TX	Plano, TX	Plano, TX	Plano, TX
Distance from Subject	--	0.6 miles	1.1 miles	2.2 miles	0.9 miles	1.5 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2012/NAP	1999/NAP	2006/NAP	1982/2007	2001/NAP	2008/NAP
Total GLA	318,582 SF	254,482 SF	361,271 SF	379,404 SF	215,499 SF	214,110 SF
Total Occupancy	100%	100%	97%	100%	46%	100%

(1)  Information obtained from the appraisal dated November 21, 2012.

The Sponsor. Cole Credit Property Trust III, Inc. (“CCPT III”) is a non-traded public REIT that acquires and operates a diversified portfolio of commercial real estate investments primarily consisting of single-tenant income producing properties throughout the United States.  As of December 31, 2011, CCPT III’s portfolio included 693 properties in 47 states totaling 32.3 million square feet with an average occupancy of 99%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 ― Salt Lake City FBI Building

Loan Information	Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	Property Type:	Office
Original Principal Balance:	$46,800,000	Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$46,800,000	Location:	Salt Lake City, UT
% of Initial Pool Balance:	TBD	Size:	163,040 SF
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per Unit/SF:	$287.05
Borrower Name:	SLK Funding Corp.	Year Built/Renovated:	2012/NAP
Sponsor:	Gatehouse Bank	Title Vesting:	Fee
Mortgage Rate:	3.470%	Property Manager:	CBRE, Inc.
Note Date:	December 20, 2012	3rd Most Recent Occupancy (As of)(2):	NAV
Anticipated Repayment Date:	January 1, 2020	2nd Most Recent Occupancy (As of)(2):	NAV
Maturity Date:	January 1, 2043	Most Recent Occupancy (As of)(2):	NAV
IO Period:	84 months	Current Occupancy (As of):	100.0% (2/1/2013)
Loan Term (Original):	84 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD	3rd Most Recent NOI (As of)(2):	NAV
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(2):	NAV
Call Protection:	L(25),GRTR 1% or YM(55),O(4)	Most Recent NOI (As of)(2):	NAV
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$6,368,884
U/W Expenses:	$1,466,725
U/W NOI:	$4,902,159
U/W NCF:	$4,869,551
U/W NOI DSCR:	2.98x
U/W NCF DSCR:	2.96x
U/W NOI Debt Yield:	10.5%
Escrows and Reserves(1):	U/W NCF Debt Yield:	10.4%
As-Is Appraised Value:	$78,000,000
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraisal Valuation Date:	October 17, 2012
Taxes	$0	Springing	NAP	Cut-off Date LTV Ratio:	60.0%
Insurance	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	60.0%

(1)	The loan documents provide for no upfront or ongoing escrows. Monthly tax and insurance escrows will spring in the event that an event of default occurs.

(2)	The Salt Lake City FBI Building Property was constructed in 2012 and has no operating history.

The Mortgage Loan.  The mortgage loan (the “Salt Lake City FBI Building Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a recently constructed, regional headquarters for the Federal Bureau of Investigation in Salt Lake City, Utah (the “Salt Lake City FBI Building Property”). The Salt Lake City FBI Building Mortgage Loan was originated on December 19, 2012 by The Royal Bank of Scotland. The Salt Lake City FBI Building Mortgage Loan had an original principal balance of $46,800,000, has an outstanding principal balance as of the Cut-off Date of $46,800,000 and accrues interest at an interest rate of 3.470% per annum. The Salt Lake City FBI Building Mortgage Loan had an initial term of 84 months, has a remaining term of 83 months as of the Cut-off Date and requires payments of interest-only through the anticipated repayment date (“ARD”).  The ARD is January 1, 2020 and the final maturity date is January 1, 2043.  In the event the Salt Lake City FBI Building Mortgage Loan is not paid in full on or before the ARD, the borrower will be required to make payments of interest only based on an interest rate equal to the greater of (i) the initial mortgage rate plus 3.0% and (ii) the sum of treasury rate as of the ARD plus 3.0%.  The ARD automatically triggers a Cash Management Period whereby all excess cash flow will be used to pay down the principal balance of the Salt Lake City FBI Building Mortgage Loan.

Following the lockout period, the borrower has the right to voluntarily prepay the Salt Lake City FBI Building Mortgage Loan in whole, or in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. On or after October 1, 2019, the borrower will have the right to voluntarily prepay the Salt Lake City FBI Building Mortgage Loan in whole, or in part, without penalty.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Salt Lake City FBI Building

Sources and Uses

Sources			Uses
Original loan amount	$46,800,000	59.8%	Purchase Price	$77,141,000	98.6%
Sponsor Equity	31,413,310	40.2	Closing Costs	1,072,310	1.4
Total Sources	$78,213,310	100.0%	Total Uses	$78,213,310	100.0%

The Property.  The Salt Lake City FBI Building Property is a four-story class A office building containing approximately 163,040 of rentable square feet, an adjacent, single-story annex building, a guard station and a three-story parking garage located approximately seven miles west of the central business district of Salt Lake City, Utah.  The construction of the Salt Lake City FBI Building Property was build-to-suit in 2012 for the Federal Bureau of Investigation and serves as their regional headquarters.  The Salt Lake City FBI Building Property features a full security fence, x-ray machines at building entrances, 24-hour closed-circuit televised security coverage and a perimeter intrusion detection system.  As currently configured, the primary building can be expanded by approximately 47,000 square feet. Situated on a 7.48-acre parcel, the Salt Lake City FBI Building Property includes a total of 264 parking spaces.

The following table presents certain information relating to the tenancies at the Salt Lake City FBI Building Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Federal Bureau of Investigation	AAA/Aaa/AA+	163,040	100.0%	$24.69	$4,025,425	100.0%	10/23/2032

Occupied Collateral Total		163,040	100.0%	$24.69	$4,025,425	100.0%

(1)	The tenant’s lease is backed by the full faith and credit of the United States government. The credit rating listed reflects the credit rating of the United States government.
(2)
If the tenant should cease operations at a portion of the property at any time during the lease term, the full obligations of the lease will remain in effect for the duration of the lease term, however the base rental rate will be reduced by $1.35 per square foot, to a rental rate of $23.34 per square foot, for the portion of the property which is vacated for the remainder of the lease term. The tenant has no termination rights or extension options and is not subject to appropriations clauses.

The following table presents certain information relating to the lease rollover schedule at the Salt Lake City FBI Building Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	163,040	100.0%	163,040	100.0%	$4,025,425	$24.69
Vacant	0	0	0.0%	0	0.0%	$0	$0.00
Total/Weighted Average	1	163,040	100.0%	163,040	100.0%	$4,025,425	$24.69

(1)	Information obtained from the tenant’s lease.

Market Overview and Competition.  The Salt Lake City FBI Building Property is located on West Amelia Earhart Drive, approximately two miles west of the Salt Lake City International Airport and approximately seven miles west of the central business district of Salt Lake City, Utah. The Salt Lake City FBI Building Property is located within the International Center, a business park which includes hotels, restaurants and office buildings.   Access to the Salt Lake City FBI Building Property is provided by Interstate 80 which is proximate to the Salt Lake City FBI Building Property and serves as a major thoroughfare in Salt Lake City. According to the appraisal, the estimated 2012 population and median household income of Salt Lake County were 1,053,386 and $57,133, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Salt Lake City FBI Building

According to the appraisal, the Salt Lake City FBI Building Property is located within the suburban submarket of the Salt Lake County office market. As of the end of 2011, the class A submarket vacancy rate was 9.3%. The average annual class A rental rate reported in the suburban submarket in Salt Lake City in 2011 was $22.53, on a full service gross basis. Based on an analysis of competitive rental properties, the appraiser concluded an annual market rental rate for the Salt Lake City FBI Building Property of $26.00 per square foot on a full service gross basis.

The following table presents certain information relating to comparable office properties for the Salt Lake City FBI Building Property:

Competitive Set(1)

	Salt Lake City FBI Building (Subject)	Xactware Office Campus	FLSmidth Phase II Office	Falcon Hill – Building 1575	Thanksgiving Park II	Riverpark 11	Vivint Office Building
Location	Salt Lake City, UT	Lehi, UT	Midvale, UT	Hill Air Force Base, UT	Lehi, UT	South Jordan, UT	Provo, UT
Distance from Subject	--	45.9 miles	16.9 miles	34.6 miles	30.7 miles	21.6 miles	8.1 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2012/NAP	2013/NAP	2013/NAP	2012/NAP	2011/NAP	2011/NAP	2003/NAV
Number of Stories	4	4	4	5	5	5	3
Total GLA	163,040 SF	200,000 SF	78,058 SF	149,312 SF	36,932 SF	117,687 SF	125,225 SF
Total Occupancy	100%	100%	100%	100%	100%	100%	100%

(1)	Information obtained from the appraisal dated December 7, 2012.

The Sponsor.  Gatehouse Bank (“Gatehouse”), the sponsor, is advised by Arch Street Capital Advisors.  Gatehouse is a public limited company in the United Kingdom, and is majority owned by The Securities House KSCC. Gatehouse serves the Islamic finance sector, both in select markets globally and specifically in the City of London. Gatehouse focuses its core business activity on private wealth management, real estate investment, treasury products and services, and Shari’ah advisory.  Founded in 1982, the Securities House KSCC is a Shari’ah-compliant investment company that is listed on the Kuwait Stock Exchange.  Arch Street Capital Advisors assists international investors with their U.S. real estate strategies, including acquisition and joint venture advisory, financing advisory and asset management and disposition services.  Arch Street Capital Advisors has advised clients on more than $4.0 billion of acquisitions, dispositions and financings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 ― Starwood Capital Hotel Portfolio II

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	Property Type:	Hospitality
Original Principal Balance:	$42,500,000	Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$42,500,000	Location:	Various – See Table
% of Initial Pool Balance:	TBD	Size:	846 rooms
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per Room:	$50,236
Borrower Names(1):	Various	Year Built/Renovated:	Various/Various – See Table
Sponsors(2):	Various	Title Vesting(4):	Various
Mortgage Rate:	4.280%	Property Manager:	Self-managed
Note Date:	December 20, 2012	3rd Most Recent Occupancy (As of):	60.1% (12/31/2009)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	61.2% (12/31/2010)
Maturity Date:	January 1, 2018	Most Recent Occupancy (As of):	63.6% (12/31/2011)
IO Period:	12 months	Current Occupancy (As of):	63.1% (10/31/2012)
Loan Term (Original):	60 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$5,792,782 (12/31/2010)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$6,882,844 (12/31/2011)
Call Protection:	L(25),D or GRTR 1% or YM(28),O(7)	Most Recent NOI (As of):	$6,151,356 (TTM 10/31/2012)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$23,466,077
U/W Expenses:	$17,146,659
U/W NOI:	$6,319,419
U/W NCF:	$5,380,775
U/W NOI DSCR:	2.51x
Escrows and Reserves:	U/W NCF DSCR:	2.14x
U/W NOI Debt Yield:	14.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	12.7%
Taxes	$147,826	$74,974	NAP	As-Is Appraised Value:	$75,100,000
Insurance(3)	$0	Springing	NAP	As-Is Appraisal Valuation Date(5):	Various
FF&E	$0	$78,220	NAP	Cut-off Date LTV Ratio:	56.6%
LTV Ratio at Maturity or ARD:	52.7%

(1)
The borrower names are VIII-HII-Stetler Avenue, L.L.C.; VIII-HII-Valley School Road, L.L.C.; VIII-HII-7 Hampton Court, L.L.C.; VIII-HII-Richmond Road, L.L.C.; VIII-HII-Richmond Road 2, L.L.C.; VIII-HII-Laura Blvd., L.L.C.; VIII-HII-Baltimore Avenue, L.L.C.; and VIII-HII-Raritan Center Pkwy, L.L.C.

(2)
The loan sponsors are Starwood U.S. Opportunity Fund VIII-J, L.P.; Starwood Global Opportunity Fund VIII-J, L.P.; Starwood U.S. Opportunity Fund VIII-1, L.P.; Starwood Global Opportunity Fund VIII, L.P.; Starwood Capital Hospitality Fund II U.S., L.P.; and Starwood Capital Hospitality Fund II Global, L.P.  The six individual guarantors are subentities of two larger Starwood funds: Starwood Capital Hospitality Fund II and Starwood Opportunity Fund VIII.

(3)
Monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the properties are insured in accordance with the loan documents.

(4)	The Hilton Garden Inn – Edison, NJ property is a leasehold interest. The remaining seven properties are fee interests.

(5)	The As-Is Appraisal Valuation Dates range from November 8, 2012 to November 19, 2012.

The Mortgage Loan.  The mortgage loan (the “Starwood Capital Hotel Portfolio II Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in six limited service hotels and one full service hotel and leasehold interest in one full service hotel located in Pennsylvania, Virginia, New Jersey, Connecticut and Maryland (the “Starwood Capital Hotel Portfolio II Properties”).  The Starwood Capital Hotel Portfolio II Mortgage Loan was originated on December 20, 2012 by Wells Fargo Bank, National Association.  The Starwood Capital Hotel Portfolio II Mortgage Loan had an original principal balance of $42,500,000, has an outstanding principal balance as of the Cut-off Date of $42,500,000 and accrues interest at an interest rate of 4.280% per annum.  The Starwood Capital Hotel Portfolio II Mortgage Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires interest-only payments for the first 12 months following origination and thereafter will require payments of interest and principal based on a 30-year amortization schedule.  The Starwood Capital Hotel Portfolio II Mortgage Loan matures on January 1, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Starwood Capital Hotel Portfolio II

Following the lockout period, the borrower has the right to either (i) defease the Starwood Capital Hotel Portfolio II Mortgage Loan in whole, or in part, or (ii) voluntarily prepay the Starwood Capital Hotel Portfolio II Mortgage Loan in whole, or in part, provided the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being paid.  In addition, the Starwood Capital Hotel Portfolio II Mortgage Loan is prepayable without penalty on or after July 1, 2017.

Sources and Uses

Sources			Uses
Original loan amount	$42,500,000	78.6%	Purchase price	$53,350,000	98.6%
Sponsor’s new cash contribution	11,583,921	21.4	Reserves	147,826	0.3
			Closing costs	586,095	1.1
Total Sources	$54,083,921	100.0%	Total Uses	$54,083,921	100.0%

The Properties. The Starwood Capital Hotel Portfolio II Mortgage Loan is secured by the borrower’s fee interest in six limited service hotels and one full service hotel and leasehold interest in one full service hotel located in Pennsylvania, Virginia, New Jersey, Connecticut and Maryland.  The Starwood Capital Hotel Portfolio II Properties comprise a total of 846 rooms.

The following table presents certain information relating to the Starwood Capital Hotel Portfolio II Properties:

Property Name - Location	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Cut-off Date Principal Balance Per Room	Year Built/ Renovated	Appraised Value
Residence Inn – Williamsburg, VA	Limited Service	$7,435,000	17.5%	108	$68,843	1999/2012	$12,500,000
Hilton Garden Inn – Edison, NJ	Full Service	$6,225,000	14.6%	132	$47,159	2002/NAP	$11,000,000
Holiday Inn – Norwich, CT	Full Service	$6,160,000	14.5%	134	$45,970	1975/2007	$11,500,000
Hampton Inn – Carlisle, PA	Limited Service	$5,775,000	13.6%	97	$59,536	1997/2010	$10,200,000
Springhill Suites – Williamsburg, VA	Limited Service	$4,820,000	11.3%	120	$40,167	2000/2012	$9,000,000
Fairfield Inn – Laurel, MD	Limited Service	$4,500,000	10.6%	109	$41,284	1988/2006	$7,500,000
Hampton Inn – Danville, PA	Limited Service	$3,905,000	9.2%	71	$55,000	1998/2007	$6,900,000
Hampton Inn – Shamokin Dam, PA	Limited Service	$3,680,000	8.7%	75	$49,067	1995/2010	$6,500,000
Total/Weighted Average		$42,500,000	100.0%	846	$50,236		$75,100,000

Residence Inn – Williamsburg, VA (17.5% of Portfolio Cut-off Date Principal Balance)

The property is a 108-room, limited service hotel located in Williamsburg, Virginia.  The property was built in 1999 and renovated in 2012, and amenities include an outdoor pool, fitness room, all-purpose sport court, complimentary breakfast, business center and free high-speed internet access. The Residence Inn – Williamsburg, VA’s franchise agreement expires in August 2019.

Located halfway between Richmond and the Chesapeake Bay on the Virginia Peninsula, Williamsburg is part of the greater Hampton Roads metropolitan area of southeastern Virginia, which contains over 1.5 million residents.  Over 95% of the world’s shipping lines call on the Port of Hampton Roads, linking this area to more than 250 ports in over 100 locations worldwide.  The property benefits from its location along Richmond Road, a primary entertainment and commercial district, which also leads into Colonial Williamsburg.  Approximately 2.1 million overnight tourists travel to Williamsburg each year for its theme parks and other local attractions.  According to the appraisal, the property’s competitive set consists of six hotels, including the subject property, with a total of 690 rooms.  The demand segment for the competitive market is estimated at 48% leisure, 26% commercial, 15% extended-stay and 11% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Residence Inn – Williamsburg, VA)(1)

	Competitive Set			Residence Inn – Williamsburg, VA			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	51.4%	$102.14	$52.52	55.8%	$116.41	$64.96	108.5%	114.0%	123.7%
10/31/2011 TTM	48.1%	$98.16	$47.22	63.5%	$114.33	$72.58	132.0%	116.5%	153.7%
10/31/2010 TTM	51.4%	$92.83	$47.71	67.2%	$108.78	$73.07	130.7%	117.2%	153.1%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Starwood Capital Hotel Portfolio II

Hilton Garden Inn – Edison, NJ (14.6% of Portfolio Cut-off Date Principal Balance)

The property is a 132-room, full service hotel located in Edison, New Jersey.  The property was built in 2002 and amenities include an indoor pool, fitness center, business center and meeting facilities. The Hilton Garden Inn – Edison, NJ’s franchise agreement expires in April 2022.

Edison, New Jersey is located in central New Jersey, approximately 32 miles southwest of New York City, approximately 68 miles north of Philadelphia and approximately 197 miles north of Washington, D.C.  Primary access to the area is provided by Interstate 287 and the New Jersey Turnpike (Interstate 95), which provide access from the surrounding areas of New York City as well as northern and central New Jersey.  Edison serves as a primary suburban commercial hub in proximity to major urban areas, and commercial, industrial and single tenant office developments provide substantial traffic into and through the area.  According to the appraisal, the property’s primary competitive set consists of five hotels, including the subject property, with a total of 907 rooms.  The demand segment for the competitive market is estimated at 59% commercial, 25% meeting and group and 16% leisure.

Subject and Market Historical Occupancy, ADR and RevPAR
(Hilton Garden Inn – Edison, NJ)(1)

	Competitive Set			Hilton Garden Inn – Edison, NJ			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	63.3%	$84.91	$53.74	72.0%	$111.21	$80.05	113.7%	131.0%	148.9%
10/31/2011 TTM	60.4%	$84.18	$50.86	64.4%	$111.18	$71.57	106.5%	132.1%	140.7%
10/31/2010 TTM	54.7%	$85.30	$46.65	61.1%	$107.04	$65.42	111.8%	125.5%	140.3%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

Holiday Inn – Norwich, CT (14.5% of Portfolio Cut-off Date Principal Balance)

The property is a 134-room, full service hotel located in Norwich, Connecticut.  The property was built in 1975 and renovated in 2007, and amenities include an indoor pool, business center, restaurant and lounge, and approximately 7,400 square feet of meeting space. The Holiday Inn – Norwich, CT’s franchise agreement expires in February 2022.

Norwich, Connecticut is located in New London County, approximately 41 miles southeast of Hartford and approximately 17 miles north of the coast of the Atlantic Ocean.  Primary access to the area is provided by Interstate 95, which services some of the largest urban areas in the country including Boston, New York City, Philadelphia, Baltimore and Washington, D.C.  The property is located approximately eight miles from Foxwoods Casino, a 4.7 million square foot facility with approximately 340,000 square feet of gaming space.  In addition, the Mohegan Sun Resort and Casino, a major destination for entertainment, gaming, shopping and conventions, is located just south of the property.  According to the appraisal, the property’s primary competitive set consists of six hotels, including the subject property, with a total of 774 rooms.  The demand segment for the competitive market is estimated at 56% leisure, 35% commercial and 10% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn – Norwich, CT)(1)

	Competitive Set			Holiday Inn – Norwich, CT			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	49.0%	$110.57	$54.16	50.7%	$116.01	$58.80	103.5%	104.9%	108.6%
10/31/2011 TTM	52.6%	$112.36	$59.05	48.7%	$119.24	$58.01	92.6%	106.1%	98.3%
10/31/2010 TTM	53.6%	$106.61	$57.11	47.3%	$109.09	$51.63	88.4%	102.3%	90.4%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Starwood Capital Hotel Portfolio II

Hampton Inn – Carlisle, PA (13.6% of Portfolio Cut-off Date Principal Balance)

The property is a 97-room, limited service hotel located in Carlisle, Pennsylvania.  The property was built in 1997 and renovated in 2010, and amenities include an indoor pool and business center. The Hampton Inn – Carlisle, PA’s franchise agreement expires in February 2022.

Carlisle, Pennsylvania is located in Cumberland County, approximately 23 miles southwest of Harrisburg.  The property benefits from easy accessibility via Interstate 76 and Interstate 81, which provide north-south access from Harrisburg.  In addition to a variety of local businesses and restaurants, Carlisle is home to the approximately 450,000 square foot headquarters office of Giant Food Stores, which is located just west of the property.  Also located west of the property is The United States Army War College, a 500-acre facility that caters to high-level military personnel and civilians and prepares them for strategic leadership responsibilities.  The facility is the U.S. Army’s most senior military educational institution, and there are approximately 600 students in attendance at any given time.  According to the appraisal, the property’s primary competitive set consists of eight hotels, including the subject property, with a total of 713 rooms.  The demand segment for the competitive market is estimated at 63% commercial, 24% leisure and 14% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Hampton Inn – Carlisle, PA)(1)

	Competitive Set			Hampton Inn – Carlisle, PA			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	60.7%	$87.69	$53.20	70.1%	$118.26	$82.90	115.5%	134.9%	155.8%
10/31/2011 TTM	56.6%	$88.44	$50.05	67.8%	$113.39	$76.89	119.8%	128.2%	153.6%
10/31/2010 TTM	56.6%	$86.14	$48.72	68.0%	$106.03	$72.15	120.3%	123.1%	148.1%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

Springhill Suites – Williamsburg, VA (11.3% of Portfolio Cut-off Date Principal Balance)

The property is a 120-room, limited service hotel located in Williamsburg, Virginia.  The property was built in 2000 and renovated in 2012, and amenities include an indoor pool, business center and complimentary high speed internet access. The Springhill Suites – Williamsburg, VA’s franchise agreement expires in November 2019.

Located halfway between Richmond and the Chesapeake Bay on the Virginia Peninsula, Williamsburg is part of the greater Hampton Roads metropolitan area of southeastern Virginia, which contains over 1.5 million residents.  Over 95% of the world’s shipping lines call on the Port of Hampton Roads, linking this area to more than 250 ports in over 100 locations worldwide.  The property benefits from its location along Richmond Road, a primary entertainment and commercial district, which also leads into Colonial Williamsburg.  Approximately 2.1 million overnight tourists travel to Williamsburg each year for its theme parks and other local attractions.  According to the appraisal, the property’s primary competitive set consists of five hotels, including the subject property, with a total of 583 rooms.  The demand segment for the competitive market is estimated at 46% commercial, 38% leisure, 9% meeting and group and 7% extended-stay.

Subject and Market Historical Occupancy, ADR and RevPAR
(Springhill Suites – Williamsburg, VA)(1)

	Competitive Set			Springhill Suites – Williamsburg, VA			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	61.3%	$99.22	$60.86	55.9%	$93.51	$52.31	91.2%	94.3%	86.0%
10/31/2011 TTM	57.6%	$95.95	$55.24	59.8%	$92.02	$55.03	103.9%	95.9%	99.6%
10/31/2010 TTM	58.3%	$93.59	$54.55	64.6%	$90.15	$58.27	110.9%	96.3%	106.8%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Starwood Capital Hotel Portfolio II

Fairfield Inn – Laurel, MD (10.6% of Portfolio Cut-off Date Principal Balance)

The property is a 109-room, limited service hotel located in Laurel, Maryland.  The property was built in 1988 and renovated in 2006 and amenities include an outdoor pool, fitness room, business center and complimentary high speed internet access. The Fairfield Inn – Laurel, MD’s franchise agreement expires in April 2019.

Laurel, Maryland is located in northern Prince George’s County, approximately 21 miles southwest of Baltimore and approximately 23 miles northeast of Washington, D.C.  Primary access to the area is provided by Interstate 95, which services some of the largest urban areas in the country including Boston, New York City, Philadelphia, Baltimore and Washington, D.C.  The NASA Goddard Space Flight Center, which is one of the primary research facilities for NASA and employs approximately 10,000 workers, is located approximately three miles from the property.  In addition, the University of Maryland, which has an enrollment of approximately 36,000 students, is located approximately eight miles south of the property. According to the appraisal, the property’s primary competitive set consists of six hotels, including the subject property, with a total of 705 rooms.  The demand segment for the competitive set is estimated at 45% commercial, 24% leisure, 21% government and 10% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Fairfield Inn – Laurel, MD)(1)

	Competitive Set			Fairfield Inn – Laurel, MD			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	57.3%	$78.49	$44.98	66.6%	$98.14	$65.36	116.2%	125.0%	145.3%
10/31/2011 TTM	53.0%	$79.67	$42.19	67.6%	$96.61	$65.29	127.6%	121.3%	154.8%
10/31/2010 TTM	53.9%	$81.90	$44.11	65.4%	$92.89	$60.72	121.4%	113.4%	137.7%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

Hampton Inn – Danville, PA (9.2% of Portfolio Cut-off Date Principal Balance)

The property is a 71-room, limited service hotel located in Danville, Pennsylvania.  The property was built in 1998 and renovated in 2007, and amenities include an indoor pool, business center and exercise center. The Hampton Inn – Danville, PA’s franchise agreement expires in February 2022.

Danville, Pennsylvania is located approximately 66 miles northeast of Harrisburg and approximately 71 miles southwest of Scranton.  Primary access to the area is provided by Interstate 80 and U.S. Route 54.  The property is located approximately three miles from the Geisinger Medical Center, which serves as the primary tertiary care hospital for central Pennsylvania and is the primary place of practice for approximately 551 physicians.  In addition, the property is located approximately 11 miles from the Bloomsburg Fairground, a 234-acre facility containing 20 buildings which hosts numerous events attracting visitors year-round.     According to the appraisal, the property’s primary competitive set consists of six hotels, including the subject property, with a total of 579 rooms.  The demand segment for the competitive market is estimated at 63% leisure, 25% commercial and 12% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Hampton Inn – Danville, PA)(1)

	Competitive Set			Hampton Inn – Danville, PA			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	46.4%	$75.79	$35.18	68.8%	$113.90	$78.36	148.2%	150.3%	222.8%
10/31/2011 TTM	47.9%	$73.52	$35.20	69.1%	$113.55	$78.43	144.3%	154.4%	222.8%
10/31/2010 TTM	44.7%	$70.87	$31.69	66.1%	$108.98	$72.08	147.9%	153.8%	227.4%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

Hampton Inn – Shamokin Dam, PA (8.7% of Portfolio Cut-off Date Principal Balance)

The property is a 75-room, limited service hotel located in Shamokin Dam, Pennsylvania.  The property was built in 1995 and renovated in 2010, and amenities include an indoor pool, business center and exercise facility. The Hampton Inn – Shamokin Dam, PA’s franchise agreement expires in February 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Starwood Capital Hotel Portfolio II

Shamokin Dam, Pennsylvania is located approximately 51 miles northeast of Harrisburg with primary access to the area provided by Interstate 80 and Interstate 76.  The property is located south of the Monroe Marketplace, an approximately 700,000 square foot open-air retail power center with tenants including Dick’s Sporting Goods, Best Buy and Famous Footwear.  Also located in the area are Susquehanna University and Bucknell University, which have a total enrollment of approximately 5,800 students.  According to the appraisal, the property’s primary competitive set consists of seven properties, including the subject property, with a total of 587 rooms.  The demand segment for the competitive market is estimated at 49% commercial, 26% leisure and 25% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Hampton Inn – Shamokin Dam, PA)(1)

	Competitive Set			Hampton Inn – Shamokin Dam, PA			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	48.9%	$96.48	$47.19	72.3%	$110.07	$79.61	147.9%	114.1%	168.7%
10/31/2011 TTM	50.5%	$94.10	$47.51	64.0%	$114.22	$73.07	126.7%	121.4%	153.8%
10/31/2010 TTM	46.2%	$91.44	$42.27	62.8%	$113.09	$71.07	135.9%	123.7%	168.1%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

The Sponsors.  The sponsor consists of six entities which are owned by Starwood Capital Group.  Starwood Capital Group has invested over $12 billion of equity since 1991 in all asset classes and levels of the capital structure.  As of September 30, 2012, these investments have included over 2,200 hotels, 64,400 multifamily and condominium units, 32.8 million square feet of office, 23 million square feet of retail and 9.3 million square feet of industrial space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 ― Holiday Inn National Airport

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):				Property Type:	Hospitality
Original Principal Balance:	$27,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$26,968,536			Location:	Arlington, VA
% of Initial Pool Balance:	TBD			Size:	280 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/Room:	$96,316
Borrower Name:	Crystal City Hospitality Corp.			Year Built/Renovated:	1973/1999
Sponsor:	B.F. Saul Real Estate Investment Trust			Title Vesting:	Fee
Mortgage Rate:	4.600%			Property Manager:	Self-managed
Note Date:	December18, 2012			3rd Most Recent Occupancy (As of):	70.1% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	66.0% (12/31/2010)
Maturity Date:	January 1, 2023			Most Recent Occupancy (As of):	64.0% (12/31/2011)
IO Period:	None			Current Occupancy (As of):	62.6% (TTM 10/31/2012)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$4,403,519 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,561,339 (12/31/2011)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$3,562,315 (TTM 10/31/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$11,096,100
Additional Debt Type:	NAP			U/W Expenses:	$7,549,700
				U/W NOI:	$3,546,400
				U/W NCF:	$3,102,556
				U/W NOI DSCR:	2.14x
Escrows and Reserves:				U/W NCF DSCR:	1.87x
				U/W NOI Debt Yield:	13.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.5%
Taxes	$144,748	$36,184	NAP	As-Is Appraised Value:	$45,700,000
Insurance(1)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 6, 2012
FF&E(2)	$0	$36,987	NAP	Cut-off Date LTV Ratio:	59.0%
PIP Reserve	$2,765,580	$0	NAP	LTV Ratio at Maturity or ARD:	47.9%

(1)
Monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.

(2)	Monthly FF&E escrow required in an amount equal to one twelfth of four percent of the annual gross revenue. The initial FF&E monthly Deposit shall be $36,987.

The Mortgage Loan.  The mortgage loan (the “Holiday Inn National Airport Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a full service hotel located in Arlington, Virginia (the “Holiday Inn National Airport Property”).  The Holiday Inn National Airport Mortgage Loan was originated on December 18, 2012 by Wells Fargo Bank, National Association. The Holiday Inn National Airport Mortgage Loan had an original principal balance of $27,000,000, has an outstanding principal balance as of the Cut-off Date of $26,968,536 and accrues interest at an interest rate of 4.600% per annum.  The Holiday Inn National Airport Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Holiday Inn National Airport Mortgage Loan matures on January 1, 2023.

Following the lockout period, the borrower has the right to defease the Holiday Inn National Airport Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Holiday Inn National Airport Mortgage Loan is prepayable without penalty on or after October 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Holiday Inn National Airport

Sources and Uses

Sources			Uses
Trust loan amount	$27,000,000	100.0%	Loan payoff(1)	$9,470,523	35.1%
		%	Reserves	2,910,328	10.8
			Closing costs Return of equity	326,095 14,293,054	1.2 52.9
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

(1)	The Holiday Inn National Airport Property was previously securitized in JPMCC 2003-PM1A.

The Property. The Holiday Inn National Airport Property is a 280-room, 18-story, full service hotel located in Arlington, Virginia.  The Holiday Inn National Airport Property was built in 1973 and renovated in 1999. Amenities at the Holiday Inn National Airport Property include 4,885 square feet of meeting/ballroom space, one restaurant, one lounge, an exercise room and a gift shop. The Holiday Inn National Airport Property offers 145 king bedrooms, 134 double bedrooms and one one-bedroom suite.  Each guestroom features a 32-inch flat-panel television, an armoire, a desk, an ironing board and a coffee maker; while deluxe rooms also feature a larger living space, with a microwave and a small refrigerator.  As part of the Property Improvement Plan (“PIP”) to be completed by December 31, 2013, both restaurants, meeting space and pool area will undergo a complete redevelopment. In addition, the guestrooms and lobby will also be upgraded.  The franchise agreement between Crystal City Hospitality Corp. and Intercontinental Hotel Group expires October 22, 2029.

Market Overview and Competition.  The Holiday Inn National Airport Property is located within Crystal City in Arlington, Virginia, within the Washington-Baltimore-Northern Virginia MSA.  The Holiday Inn National Airport Property is less than a half mile from the Ronald Reagan Washington National Airport, less than one mile from Interstate-395 and within walking distance to the Crystal City Metro Station, which provides convenient access to downtown Washington D.C. The location of the Holiday Inn National Airport Property benefits from numerous demand generators including the Pentagon, Ronald Reagan Washington National Airport, the tourist attractions in Washington D.C., as well as various business and government agencies located in the area including the Environmental Protection Agency, Boeing, Raytheon and Lockheed Martin.  The Holiday Inn National Airport Property is self- managed.

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Holiday Inn National Airport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy(2)	ADR	RevPAR(2)	Occupancy	ADR	RevPAR
10/31/2012 TTM	73.2%	$129.34	$94.71	62.6%	$138.45	$86.69	85.5%	107.0%	91.5%
10/31/2011 TTM	71.3%	$133.96	$95.47	63.7%	$139.11	$88.62	89.3%	103.8%	92.8%
10/31/2010 TTM	71.7%	$137.54	$98.68	67.2%	$146.27	$98.28	93.73%	106.3%	99.6%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.
(2)
Occupancy and RevPAR decrease can be attributed to the addition of 625 rooms of new supply added to the Crystal City market in 2011: the 300-room Renaissance and 325-rooms Residence Inn by Marriott. The impact of the additional supply, coupled with the Defense Department BRAC (Base Realignment and Closure) in which the Defense Department vacated a significant amount of office space over the past couple years caused a drop in occupancy and ADR. The Holiday Inn National Airport Property has absorbed the impact of these events as evidenced by the TTM October 2012 RevPAR of $84.50 remaining relatively flat against December 31, 2011 RevPAR of $84.79.

The Sponsor. The loan sponsor is the B.F. Saul Real Estate Investment Trust, which is managed and 57.0% owned by the B.F. Saul Company. The remaining 43.0% of the B.F. Saul Real Estate Investment Trust is owned by other entities which are all ultimately owned and controlled by B.F. Saul II and his immediate family.  The B.F. Saul Company was founded in 1892 and is based in Bethesda, Maryland.  The company focuses on the ownership, development and construction of commercial real estate.  The B.F. Saul Real Estate Investment Trust owns and manages 18 business class hotels in Virginia, Maryland, Florida and Michigan.  As of December 31, 2011, the B.F. Saul Real Estate Investment Trust reported $1.15 billion in total assets and $322.4 million net worth.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Transaction Contact Information

Questions may be directed to any of the following individuals:

RBS Securities Inc.		Wells Fargo Securities, LLC

Jeff Wilson	Tel. (203) 897-2900	Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

Adam Ansaldi	Tel. (203) 897-0881	A.J. Sfarra	Tel. (212) 214-5613
	Fax (203) 873-3542		Fax (212) 214-8970

Jim Barnard	Tel. (203) 897-4417	Alex Wong	Tel. (212) 214-5608
	Fax (203) 873-4310		Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.